UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material under Section 240.14a-12

BAY BANKS OF VIRGINIA, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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April 29, 2020

Dear Fellow Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Bay Banks of Virginia, Inc. (the “Company”) on June 15, 2020, at 10:00 a.m. at the Company’s headquarters located at 1801 Bayberry Court, Suite 101, Richmond, Virginia 23226.

If you are unable to participate in person and would like to listen to audio of the meeting and view management’s presentation, you may access via https://vcb.webex.com/vcb/j.php?MTID=m59d7b945849cff304d01dc854335f573. Additional instructions can be found on the Bay Banks website with the 2020 Shareholder Meeting materials at https://www.baybanks.com/shareholder.

We are monitoring coronavirus (COVID-19) developments and the related recommendations and protocols issued by public health authorities and federal, state, and local governments.  If we determine that alternative Annual Meeting arrangements are advisable or required, including the possibility that the Annual Meeting may be held solely by means of remote communication, then we will announce our decision to do so in advance, and additional information will be available on our Investors Relations website at www.baybanks.com.

The primary business of the meeting will be to (i) elect four Company directors for a term of three years each, (ii) approve, on a non-binding advisory basis, the Company’s named executive officer compensation as described in the accompanying proxy statement, (iii) approve the Bay Banks of Virginia, Inc.  2020 Stock Incentive Plan, and (iv) ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for 2020.  During the meeting, we also will report to you on the condition and performance of the Company and its subsidiaries, Virginia Commonwealth Bank and VCB Financial Group, Inc.  You will have an opportunity to question management on matters that affect the interests of all stockholders.

We hope you can join us for the Annual Meeting on June 15.  Whether or not you plan to attend, please complete, sign and date the enclosed proxy and return it promptly in the enclosed envelope.  Alternatively, in order to make voting even easier, electronic and telephone voting is available.  You will find instructions to vote via the Internet or by phone on your proxy card.

YOUR VOTE IS IMPORTANT

Thank you for your interest in the Company’s affairs.  As always, we are most grateful for your continued support of Bay Banks of Virginia.

Sincerely,

C. Frank Scott, III	Randal R. Greene
Chairman of the Board	President and Chief Executive Officer

If you hold your shares through a broker, it is necessary for you to complete the voting instruction form that you receive from the broker in order for your vote to be counted.

Your Vote is Important.

Bay Banks of Virginia, Inc.

1801 Bayberry Court, Suite 101

Richmond, Virginia 23226

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 15, 2020

To Our Stockholders:

The Annual Meeting of Stockholders of Bay Banks of Virginia, Inc. (the “Company”) will be held at the Company’s headquarters located at 1801 Bayberry Court, Suite 101, Richmond, Virginia 23226 on June 15, 2020 at 10:00 a.m. for the following purposes:

1.	To elect four (4) Class I directors for a term of three years each;
2.	To approve, on a non-binding advisory basis, the Company’s named executive officer compensation as described in the accompanying proxy statement;
3.	To approve the Bay Banks of Virginia, Inc. 2020 Stock Incentive Plan;
4.	To ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020; and
5.	To transact such other business as may properly come before the meeting or any adjournment thereof. Management knows of no other business to be brought before the meeting.

Only stockholders of record at the close of business on April 20, 2020 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

We are monitoring coronavirus (COVID-19) developments and the related recommendations and protocols issued by public health authorities and federal, state, and local governments.  If we determine that alternative Annual Meeting arrangements are advisable or required, including the possibility that the Annual Meeting may be held solely by means of remote communication, then we will announce our decision to do so in advance, and additional information will be available on our Investors Relations website at www.baybanks.com

By Order of the Board of Directors,

Pamela A. Varnier
Corporate Secretary

April 29, 2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:   A complete set of proxy materials relating to the Company’s Annual Meeting, including the Company’s proxy statement and annual report on Form 10-K for the year ended December 31, 2019, is available on the Internet.  These materials may be found at http://www.baybanks.com.

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, OR VOTE YOUR SHARES VIA THE INTERNET OR TELEPHONE.

Bay Banks of Virginia, Inc.

1801 Bayberry Court, Suite 101

Richmond, Virginia 23226

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

June 15, 2020

GENERAL

The enclosed proxy is solicited by the Board of Directors of Bay Banks of Virginia, Inc., the holding company for Virginia Commonwealth Bank and VCB Financial Group, Inc., for the Company’s Annual Meeting of Stockholders to be held on June 15, 2020 (the “Annual Meeting”), at the time and place and for the purposes set forth in the accompanying Notice of the Annual Meeting, or any adjournment thereof.  The date of this Proxy Statement is April 29, 2020, and the approximate mailing date of this Proxy Statement and accompanying proxy is May 4, 2020.

In this Proxy Statement, we refer to Bay Banks of Virginia, Inc. and its subsidiaries as a combined entity as the “Company” unless the context requires otherwise or unless otherwise noted, and we refer to Virginia Commonwealth Bank as the “Bank.”

Business Items of the Annual Meeting

At the Annual Meeting, you will be asked to vote on the following proposals:

•	to elect four (4) Class I directors for a term of three years each (Proposal 1);
•	to approve, on a non-binding advisory basis, the Company’s named executive officer compensation as described in this Proxy Statement (Proposal 2);
•	to approve the Bay Banks of Virginia, Inc. 2020 Stock Incentive Plan (Proposal 3); and
•	to ratify the appointment of Dixon Hughes Goodman LLP (“DHG”) as the Company’s independent registered public accounting firm for the year ending December 31, 2020 (Proposal 4).

Stockholders will also be asked to vote on any other matters which may properly come before the Annual Meeting.  Management knows of no other business to be brought before the meeting.  However, if other matters do properly come before the Annual Meeting, the persons named in the enclosed proxy card possess discretionary authority to vote in accordance with their best judgment with respect to such other matters.

Recommendation of the Board of Directors

The Board of Directors of the Company recommends that you vote “FOR” the election of the director nominees named in this Proxy Statement, “FOR” the approval of the Company’s executive compensation as described in this Proxy Statement, “FOR” the approval of the Bay Banks of Virginia, Inc. 2020 Stock Incentive Plan, and “FOR” the ratification of DHG as the Company’s independent registered public accounting firm for 2020.

Record Date and Voting Rights of Stockholders

Only stockholders of record of the Company’s common stock at the close of business on April 20, 2020 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The number of shares of the Company’s common stock outstanding and entitled to vote as of the close of business on April 20, 2020 was 13,346,789.  The Company has no other class of stock outstanding.  Each share of common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting.

Quorum

The presence of holders of at least sixty percent (60%) of the Company’s common stock entitled to vote at the Annual Meeting, in person or by proxy, will constitute a quorum for the transaction of business.  Shares for which you have elected to abstain or to withhold the proxies’ authority to vote on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter.  Shares held by a brokerage firm, bank, broker-dealer or similar organization that are voted on any matter are included in the quorum; if such shares are not voted on any matter they will not be included in determining whether a quorum is present.

Vote Required

Approval of each of the proposals at the Annual Meeting requires the affirmative vote of more than 60% of the shares represented at the Annual Meeting.  With respect to Proposal 1, directors are elected by the affirmative vote of more than 60% of the shares represented at the Annual Meeting.  With respect to Proposals 2 (advisory vote on executive compensation), 3 (approval of the Bay Banks of Virginia, Inc. 2020 Stock Incentive Plan) and 4 (ratification of DHG), the proposals will be approved if more than 60% of the shares represented at the Annual Meeting vote for approval of such proposals.

Voting Shares Held in Accounts with Brokerage Firms and Similar Organizations

If your shares are held in an account with a brokerage firm, bank, broker-dealer or similar organization, then your shares are held in “street name.”  The firm that holds your shares, or its nominee, is considered the registered stockholder for purposes of voting at the Annual Meeting, and you are considered the beneficial owner.  As a beneficial owner, you have the right to direct the firm how to vote the shares held for you, and you must follow the instructions of that firm in order to vote your shares or to change a previously submitted voting instruction.  If the firm does not receive instructions from you on how to vote your shares on a “non-routine” matter (discussed below), that firm does not have the authority to vote on that matter with respect to your shares.  Since you are not the registered owner, you may not vote the shares in person at the Annual Meeting unless you obtain a legal proxy from the firm that holds your shares giving you the right to vote shares registered in its name at the Annual Meeting.  Please note that this legal proxy is different from the proxy card or voting instructions you generally receive in the mail.  If you wish to vote your shares in person, please contact the firm holding your shares for a legal proxy.

Voting on Routine and Non-Routine Matters

If you own shares that are held in street name and you do not provide the firm that holds the shares with specific voting instructions, then, under applicable rules, the firm that holds the shares may generally vote on “routine” matters but cannot vote on “non-routine” matters.  If the firm that holds such shares does not receive instructions from you on how to vote your shares on a non-routine matter, the firm will inform the inspector of election of the Annual Meeting that it does not have the authority to vote on the matter with respect to the shares.  This is generally referred to as a “broker non-vote.”

Proposals 1 (election of directors), 2 (advisory vote on executive compensation) and 3 (approval of the Bay Banks of Virginia, Inc. 2020 Stock Incentive Plan) in this Proxy Statement are matters that are considered non-routine under applicable rules.  A broker or other nominee cannot vote without instructions on non-routine matters; therefore, broker non-votes may exist in connection with such proposals.

Proposal 4 (ratification of DHG) is considered a routine matter. A broker or other nominee generally may vote on routine matters, and therefore we expect no broker non-votes in connection with Proposal 4.

Revocation and Voting of Proxies

Execution or submission of a proxy will not affect a registered stockholder’s right to attend the Annual Meeting and vote in person.  Any registered stockholder who has executed or submitted a proxy may revoke it by attending the Annual Meeting and voting in person.  A registered stockholder may also revoke his or her proxy at any time before it is exercised by filing a written notice with the Corporate Secretary of the Company or by submitting a proxy bearing a later date.  Proxies will extend to, and will be voted at, any adjourned session of the Annual Meeting.

If your shares are held in street name, please follow the instructions delivered with the notice from your bank or broker or contact them for instructions on how to change or revoke your vote.

How Shares will be Voted

Shares represented by proxies will be voted at the Annual Meeting as follows:

•	Properly Completed Proxies – Shares represented by a properly completed proxy that contains voting instructions will be voted in accordance with the voting instructions specified in the proxy.
•

Proxies Without Voting Instructions – Shares represented by proxies that are properly signed and dated or submitted via the Internet but which do not contain voting instructions will be voted in accordance with the Board of Directors’ recommendations set forth above.

•

Abstentions – A properly executed or submitted proxy indicating “Abstain” will be counted for purposes of determining whether there is a quorum present at the Annual Meeting, but the shares represented by that proxy will not be voted at the Annual Meeting.

•

Broker Non-votes – Your broker may not vote your shares for you with respect to Proposals 1, 2 and 3, unless you provide instructions to your broker on how to vote them. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you do not do this, your broker may not vote your shares with respect to Proposals 1, 2 and 3 (a broker non-vote).

A properly submitted proxy indicating “withhold” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Abstentions and broker non-votes will have the same effect as a vote against a director in Proposal 1 (election of directors) and as a vote against Proposal 2 (advisory vote on executive compensation) and Proposal 3 (approval of the Bay Banks of Virginia, Inc. 2020 Stock Incentive Plan).

Abstentions will have the same effect as a vote against Proposal 4 (ratification of DHG).  We do not expect any broker non-votes in connection with Proposal 4. A failure to vote will have no effect on the outcome of any of the proposals at the Annual Meeting.

Costs of Solicitation

The cost of solicitation of proxies will be borne by the Company.  Solicitation is being made by mail, and if necessary may be made in person, by telephone or email, or by special letter by officers and regular employees of the Company, acting without compensation other than regular compensation.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Company’s Board of Directors is divided into three classes (I, II and III), with terms that expire in successive years.  The term of the current Class I directors will expire at the Annual Meeting. The current Class I directors are Richard A. Farmar, III, Randal R. Greene, John C. Hodges and C. Frank Scott, III.

The Board of Directors has nominated each of Messrs. Farmar, Greene, Hodges and Scott, as Class I directors to stand for election at the Annual Meeting.  If elected, the director nominees will serve until the Annual Meeting of Stockholders in 2023, or in each case until their successors are duly elected and qualified.

The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld.  If, for any reason, the persons named as nominees should become unavailable to serve, an event that management does not anticipate, proxies will be voted for such other person as the Board of Directors may designate.

The following table provides certain biographical information with respect to each director nominee for election at the Annual Meeting.  Information on the specific experience and qualifications that led the Board of Directors to conclude that each director or director nominee should serve as a director of the Company follows under “Board of Directors Information – Qualifications and Experiences of Directors and Nominees” beginning on page 5.

The Board of Directors recommends the nominees, as set forth below, for election.  The Board of Directors recommends that stockholders vote FOR the nominees.

Name (Age)	Company Director Since	Principal Occupation During Past Five Years
Class I (Directors-Nominees to serve until the 2023 Meeting):
Richard A. Farmar, III (62)	2004	President, B. H. Baird Insurance Agency, Warsaw, Virginia.
Randal R. Greene (60)	2011

President and Chief Executive Officer of the Company; Chief Executive Officer of the Bank; Chairman of VCB Financial Group, Inc.; President of the Bank from August 2011 until the merger of Virginia BanCorp, Inc. (“Virginia BanCorp”) with the Company in April 2017.

John C. Hodges (48)	2019	Partner, Dunton, Simmons and Dunton, White Stone, Virginia.
C. Frank Scott, III (69)	2017	Chairman of the Company; President of the Bank; Vice Chairman of the VCB Financial Group, Inc.; Chief Executive Officer of Virginia BanCorp from 2011 until its merger with the Company in April 2017.

Board of Directors Information

Board Independence.  The Company’s Board of Directors has determined that, except for Mr. Greene and Mr. Scott, each director is independent within the Nasdaq definition of “independent director.”

Board Meetings.  Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of the director’s duties, including attendance at meetings of the Board of Directors and its committees.  During 2019, there were 9 meetings of the Board of Directors.  Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and its committees of which he or she was a member. Directors are encouraged to attend stockholders meetings, and all directors then serving attended the 2019 Annual Meeting of Stockholders.

There are no family relationships among any of the directors or among any directors and any executive officers.  No directors of the Company serves as a director of any other publicly held company.

Leadership Structure.  The positions of Chairman of the Board and Chief Executive Officer are held by separate persons.  The Chief Executive Officer serves on the Board of Directors; however, his main focus is to provide leadership to the Company in accomplishing the directives established by the Board of Directors.  In that role, Mr. Greene is responsible for the general administration, oversight, care and management of the business of the Company, as well as full authority over all officers, managers and employees.  Following the merger of the Company with Virginia BanCorp, on April 1, 2017, the Board of Directors determined that it was appropriate for Mr. Scott, current President of the Bank and former Chief Executive Officer of Virginia BanCorp, to serve as Chairman of the Board.  In addition, the entire Board of Directors provides independent oversight of the Chief Executive Officer, directs the business and affairs of the Company for the benefit of its stockholders and balances the interests of the Company’s diverse constituencies, including stockholders, customers, employees and communities.

Qualifications and Experiences of Directors and Nominees.

Class I Directors – Serving until the Annual Meeting and Nominated for Election

Each of the Class I directors below has been nominated to serve until the 2023 Annual Meeting of Stockholders or in each case until their successors are duly elected and qualified (subject to the mandatory retirement provisions in the Company’s Bylaws).

Richard A. Farmar, III, 62, is President of B. H. Baird Insurance Agency.  He has served as Chairman of the Board of Directors of the Bank since 2008.  Mr. Farmar joined B. H. Baird Insurance Agency in 1979 and was named President in 1999.  He has received the AAI (Accredited Advisor in Insurance) and CPCU (Chartered Property Casualty Underwriter) designations.  Mr. Farmar has served as President of the Independent Insurance Agents of Virginia, and as a director of the Keystone Insurers Group and Virginia Financial Services Corporation. He is currently Chairman of the Board for Riverside Tappahannock Hospital, and has also served his community as president of the following organizations: the Warsaw Jaycees, the Warsaw Rotary Club and the George Washington National Memorial Association.  Mr. Farmar is a graduate of Hampden-Sydney College with a B.A. in Government and Foreign Affairs.  Mr. Farmar joined the Company’s Board of Directors in 2004.

Randal R. Greene, 60, is President, Chief Executive Officer and Vice Chairman of the Company.  He is also Vice Chairman and Chief Executive Officer of the Bank and Chairman of VCB Financial Group, Inc.  Mr. Greene previously served as President and Chief Executive Officer of the Bank from October 2011 to November 2017.  He has over 35 years of financial institution management experience.  Prior to joining the Bank in October 2011, Mr. Greene served as the Founding President and Chief Executive Officer of State of Franklin Bank headquartered in Johnson City, Tennessee.  Before starting State of Franklin Bank, he served as Senior Vice President, Middle Market Division Executive for Tennessee-based First American Bank.  Mr. Greene has been awarded the Boy Scouts of America’s Outstanding Leadership Award and is a member of the Executive Board of the Capital Heart of Virginia Boy Scouts Council.  He is also on the board of The Doorways, a nonprofit hospital guest house serving the Richmond metropolitan area.  Mr. Greene received a B.B.A. from East Tennessee State University.  Mr. Greene joined the Company’s Board of Directors in 2011.

John C. Hodges, 48, is a Partner in the law firm of Dunton, Simmons & Dunton, LLP. Mr. Hodges has been a partner with the firm since 2001 and specializes in corporate law, representing approximately 600 commercial entities ranging from large commercial firms to local family-owned businesses.  His community activities include providing pro bono legal services to the Youth Club of Lancaster County and charitable organizations throughout the Northern Neck and Middle Peninsula communities in Virginia, and he is a past board member of the Lancaster Community Library.  Mr. Hodges graduated from East Carolina University with a B.S. in Political Science and received his J.D. from the Widener School of Law.  Mr. Hodges joined the Company’s Board of Directors in 2019.

C. Frank Scott, III, 69, has served as Chairman of the Company and President of the Bank since Virginia BanCorp’s merger with the Company in April 2017.  He also serves as Vice Chairman of VCB Financial Group, Inc.  Prior to the merger, Mr. Scott was President and Chief Executive Officer of Virginia BanCorp and its subsidiary bank.  He has over 30 years of financial institution management experience.  Mr. Scott has served on the Board of Directors of the Bank and its predecessors since 1987.  Mr. Scott joined Virginia BanCorp’s subsidiary bank in 1999 and in 2001 was promoted to Executive Vice President, with oversight responsibilities of the bank’s operations, corporate development and business strategy.  He was promoted to President and Chief Operating Officer in 2008, and in 2011, was appointed President and Chief Executive Officer.  He is currently a member of the

Board of Directors of the Appomattox Educational Foundation.  Mr. Scott received his B.S. degree in Finance from Virginia Tech and his M.B.A. from the Charles F. Dolan School of Business at Fairfield University.  Mr. Scott joined the Company’s Board of Directors in 2017.

Class II Directors – Serving until the 2021 Annual Meeting

Julien G. Patterson, 69, is past Chairman of the Board of Directors of OMNIPLEX World Services Corporation (“OMNIPLEX”), a company delivering protective security solutions to government agencies and corporations that he founded 30 years ago.  OMNIPLEX currently employs approximately 3,500 men and women worldwide.  Mr. Patterson’s security career began with the Central Intelligence Agency, and during his service he designed a wide variety of comprehensive and specialized security training programs, and led mobile training teams.  He is a past Chairman of the Virginia Economic Development Partnership, the Virginia Chamber of Commerce, the Virginia Community College Foundation and Virginia FREE, and is a past trustee of the Virginia Foundation for Independent Colleges.  He currently serves on the Board of Directors of Northern Neck Insurance Company.  Mr. Patterson received his undergraduate and honorary doctorate degrees from Norfolk State University, and previously served on the university’s Board of Visitors.  Mr. Patterson joined the Company’s Board of Directors in 2009.

Randolph N. Reynolds, Jr., 55, is a Partner in Reynolds Development Company, a private real estate management and development company specializing in commercial real estate.  Mr. Reynolds previously served in numerous management roles for Reynolds Metals Company, both in Richmond and internationally.  He currently serves on the Advisory Board of the Longwood College School of Business, the 1-800 Got Junk Virginia Advisory Board and the Henrico County Police Foundation Board, and has served as a member of the Board of Trustees for Collegiate School.  Mr. Reynolds received a B.A. in Economics from the College of William & Mary.  Mr. Reynolds joined the Company’s Board of Directors in 2019.

James P. VanLandingham, 70, served as a director of Virginia BanCorp and its subsidiary bank from 2005 until Virginia BanCorp’s merger with the Company in April 2017.  Prior to retirement in 2014, Mr. VanLandingham was President and Chief Executive Officer of Builders Supply Company of Petersburg, Virginia.  He serves on the board and is chairman of the Dinwiddie Industrial Development Authority.  Mr. VanLandingham is also on the board of the Southside Virginia Emergency Crew, where he is a past president and treasurer. He is a 40-year member and a past president of the Petersburg Rotary Club.  Mr. VanLandingham received his B.A. in Political Science from Old Dominion University.  Mr. VanLandingham joined the Company’s Board of Directors in 2017.

Class III Directors - Serving until the 2022 Annual Meeting

C. Dwight Clarke, 57, is a Certified Public Accountant and Partner of Dehnert, Clarke & Co., P.C. Mr. Clarke has been associated with the firm since 1985 and has been a partner since June 1990.  He works with clients throughout the Virginia counties of Lancaster, Northumberland, Middlesex and Mathews.  Mr. Clarke is a member of the American Institute of CPAs and the Virginia Society of CPAs.  He is a member, past President and Treasurer of the Kilmarnock-Irvington-White Stone Rotary Club and a board member and Treasurer of the Tidewater Foundation.  Mr. Clarke is also a member of Rappahannock Westminster Canterbury Board of Directors in Irvington, Virginia, and a past board member and Treasurer for both the Lancaster County Chamber of Commerce and the Lancaster Community Library.  Mr. Clarke graduated from Virginia Tech with a B.S. in Accounting.  Mr. Clarke joined the Company’s Board of Directors in 2013.

Elizabeth H. Crowther, Ed. D., 63, served as President of Rappahannock Community College (“RCC”) from 2004 through 2019.  She is currently President Emerita.  RCC is an institution providing high-quality educational experiences for members of the Northern Neck and Middle Peninsula communities in Virginia.  Dr. Crowther is a member of the Boards of Directors of Bon Secours Mercy Richmond Health System, Lilian Lumber Company, and Northern Neck Insurance Company.  She is also Chair of the Board of Governors for St. Margaret’s School and a member of the board of Episcopal Church Schools in the Diocese of Virginia.  Dr. Crowther serves on the River Counties Community Foundation Board and is a founder and Chair of the Directors for LEAD River Counties, a regional leadership development program.  Dr. Crowther earned both B.A. and M.A. degrees in English from Virginia Tech and a Doctor of Higher Education Administration degree from the College of William & Mary.  Ms. Crowther joined the Company’s Board of Directors in 2012.

Vance H. Spilman, 58, has served as the Chief Executive Officer of LeafSpring Schools (“LeafSpring”) and its franchisor, Prism LLC, since June 2015.  LeafSpring is a national chain of for-profit preschools which operates 13 schools across the U.S.  From July 2012 to May 2015, Mr. Spilman was President of SweetFrog Enterprises, LLC (“SweetFrog”), a national chain of over 300 frozen yogurt retail stores. Prior to joining SweetFrog, he was the Chief Financial Officer of the largest national Five Guy’s Burgers and Fries franchise. Mr. Spilman currently serves on the Virginia Museum of Fine Arts Foundation Board and chairs its Investment Committee.  He previously served on the boards of the Jamestown/Yorktown Society, St. Catherine’s School, the Nature Conservancy and Theatre IV.  Mr. Spilman received his B.A. and M.B.A. degrees from the University of Virginia.  Mr. Spilman joined the Company’s Board of Directors in 2018.

D. Kyle Woolfolk, Jr., 63, is the Managing Partner of Woolfolk Properties, LLC, a commercial property management firm and Woolfolk Medical Group, LLC, a healthcare real estate development firm.  He also served as President of Woolfolk Construction, Inc., a commercial general construction firm headquartered in Richmond, Virginia, from 1991 to 2010.  Mr. Woolfolk currently serves as Chairman of the Board of the Mercy Bon Secours-Richmond Healthcare Foundation-Atlantic Group, a member and past president of Midlothian Rotary, and a member and past chairman of the VCU Business School-Real Estate Circle of Excellence.  He is the past chairman of the Chesterfield Business Council and the Board of Managers – Midlothian Family YMCA, and was the Campaign Chairman for Richmond’s first Community Hospice House.  Mr. Woolfolk attended the School of Architecture and Building Science at Auburn University.  Mr. Woolfolk joined the Company’s Board of Directors in 2019.

Board Involvement in Risk Oversight.  Through the Enterprise Risk Management Committee, the Board of Directors oversees risk management to be reasonably certain that the Company’s risk management practices are functioning appropriately and consistent with the Company’s strategy and operations.  The Enterprise Risk Management Committee directs management’s Enterprise Risk Management (“ERM”) program.  The ERM program assesses eight risk areas on a quarterly basis.  These risk areas are strategic, reputational, credit, liquidity, interest rate, operational (including cybersecurity), compliance and legal.  Furthermore, the Board of Directors establishes standards for risk management by approving policies that address and mitigate the aforementioned risks, plus capital risk and fiduciary risk.  The Audit Committee oversees financial, accounting and internal control risk management.  The Board of Directors also monitors, reviews and reacts to risk through various reports presented by management, internal and external auditors, and regulatory examiners.

Board Committees

The Board of Directors of the Company has, among others, a standing Audit Committee, Compensation Committee and Nominating and Governance Committee.

Audit Committee. The Audit Committee currently consists of C. Dwight Clarke (Chairman), Richard A. Farmar, III and James P. VanLandingham.  All members of the Audit Committee meet the requirements for independence as set forth in the Nasdaq definition of “independent director” and meet the definition of an independent director as set forth in Rule 10A-3 of the Securities Exchange Act of 1934.  The Board of Directors has determined that Mr. Clarke qualifies as an “audit committee financial expert” as defined by Securities and Exchange Commission (“SEC”) regulations.  All Audit Committee members bring a diversity of financial knowledge and expertise and have extensive business backgrounds that the Board of Directors has determined are sufficient for the proper exercise of their duties on the Committee.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm.  Accordingly, the independent registered public accounting firm reports directly to the Audit Committee of the Company.  It is the responsibility of the Audit Committee to select the Company’s independent registered public accounting firm, to approve the scope of the independent registered public accounting firm’s audits, and to review the reports of examination by the regulatory agencies, the independent registered public accounting firm and the internal auditor.  The Audit Committee regularly reports to the Board of Directors of the Company.  The charter of the Audit Committee was attached as Exhibit A   to the Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders and is available upon request.  To obtain a copy of the charter, please submit a written request to the Company’s Corporate Secretary at the address given in the “Stockholder Proposals” section in the Proxy Statement. The Audit Committee met six times during 2019.

Compensation Committee.  The Compensation Committee currently consists of James P. VanLandingham (Chairman), Elizabeth H. Crowther, Randolph N. Reynolds, Jr. and Julien G. Patterson.  All members of the Compensation Committee meet the requirements for independence as set forth in the Nasdaq definition of “independent director.”  As part of its responsibilities, the Committee acts on behalf of the Board of Directors in setting executive compensation policy and administering compensation plans; makes decisions or develops recommendations for the Board of Directors with respect to the compensation of the Company’s executive officers; recommends to the Board of Directors the amount of contributions to the retirement plans of the Company; and engages independent compensation consultants as needed.  In the opinion of the Compensation Committee and the Board of Directors, the Company’s compensation programs, practices and policies do not encourage excessive or inappropriate risk taking and are not reasonably likely to have a material adverse effect on the Company.  The charter of the Compensation Committee was attached as Exhibit B to the Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders and is available upon request.  To obtain a copy of the charter, please submit a written request to the Company’s Corporate Secretary at the address given in the “Stockholder Proposals” section in this Proxy Statement.  The Compensation Committee met seven times during 2019.

Nominating and Governance Committee.  The Nominating and Governance Committee currently consists of Julien G. Patterson (Chairman), Elizabeth H. Crowther, Richard A. Farmar, III and Vance H. Spilman.  All members of the Nominating and Governance Committee meet the requirements for independence as set forth in the Nasdaq definition of “independent director.”  As part of its responsibilities, the Nominating and Governance Committee  determines the qualifications, qualities, skills, expertise and other criteria required for selection of Board of Directors and committee members; identifies individuals qualified to become or be re-elected as Board members and considers candidates recommended by the Company’s stockholders; recommends nominees to the Board of Directors for election by the stockholders or appointment by the Board of Directors, as the case may be; reviews director independence; evaluates Board of Directors and committee composition; develops and reviews corporate governance guidelines and oversees corporate governance practices and procedures.  The charter of the Nominating and Governance Committee was attached as Exhibit A to the Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders and is available upon request.  To obtain a copy of the charter, please submit a written request to the Company’s Corporate Secretary at the address given in the “Stockholder Proposals” section in this Proxy Statement.  The Nominating and Governance Committee met five times during 2019.

In accordance with the Company’s Bylaws, nominations for the election of directors shall be made by the Board of Directors or by any stockholder entitled to vote in the election of directors generally.  However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as director(s) at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by U.S. mail, postage prepaid, to the Corporate Secretary of the Company not later than (i) with respect to an election to be held at an annual meeting of stockholders, 120 days prior to the date of the anniversary of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders.  Each notice shall set forth:  (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as director of the Company if so elected.  The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.  The above procedures are in addition to the procedures regarding inclusion of stockholder proposals in proxy materials set forth in “Stockholder Proposals” in this Proxy Statement.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board of Directors composition.  High-level leadership experience in business activities, breadth of knowledge about issues affecting the Company, and time available for meetings and consultation on Company matters are among the initial criteria the Nominating and Governance Committee looks for in a candidate.  Although the Company has not adopted a formal policy relating to board diversity, the Nominating and Governance Committee seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board of Directors, to the Company and to its stockholders.  The Nominating and Governance Committee, along with the other Board of Directors members as appropriate, evaluate potential nominees, whether proposed by stockholders or otherwise, by reviewing their qualifications, reviewing results of personal and reference interviews, and reviewing other relevant information.  The Nominating Committee considers candidates recommended by a stockholder of the Company on the same basis as other potential nominees.  Consideration is made of a candidate’s ability to complement the existing Board of Directors, and the Board of Directors’ need for operational, management, financial, technological or other expertise, as well as geographical representation within the Company’s market areas.  Other factors, such as a candidate’s race, gender or national origin, are considered if all other qualifications are met.  The Nominating and Governance Committee selects and recommends candidates to the full Board of Directors for nomination as directors for stockholders to consider and vote upon at an annual meeting.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following provides certain biographical information with respect to each executive officer of the Company who is not a director.

Judy C. Gavant, 60, has served as Executive Vice President and Chief Financial Officer of the Company and the Bank since March 2018.  She is also Executive Vice President, Chief Financial Officer and Treasurer of VCB Financial Group, Inc.  Ms. Gavant has over 38 years of experience in accounting, taxation, finance, and mergers and acquisitions, and most recently served as Senior Vice President, Controller and Chief Accounting Officer of Xenith Bankshares, Inc. (“Xenith”), a publicly-traded bank holding company, from July 2016 until it merged with Atlantic Union Bankshares Corporation on January 1, 2018.  She was Senior Vice President, Controller and Principal Accounting Officer of Xenith from August 2010 until July 2016.  Prior to joining Xenith in 2010, Ms. Gavant held a variety of positions with Owens & Minor, Inc., Tredegar Corporation and Dominion Energy, Inc., all publicly-traded companies, and PricewaterhouseCoopers LLP. Ms. Gavant is a Certified Public Accountant.

Eric F. Nost, 63, is an Executive Vice President of the Company.  He has served as President and Chief Executive Officer of VCB Financial Group, Inc. since March 2017.  Prior to joining the Company, he served as President of C&F Wealth Management, Inc., based in West Point, Virginia for 22 years.  Mr. Nost began his career in the financial services industry in 1983 with the former Richmond, Virginia based Wheat, First Securities, Inc. (now part of Wells Fargo) where he served for nine years as Vice President/Investment Officer.  Mr. Nost is a Certified Financial Planner.  He currently serves on the board of the Steamboat Era Museum and the Northern Neck Orchestra.

Michael H. Troutman, 40, is an Executive Vice President of the Company.  He has served as Executive Vice President and Chief Revenue Officer of the Bank since joining the organization in January 2020.  Mr. Troutman has over 18 years of leadership experience in commercial and retail banking, and most recently served as Senior Vice President, Market President for Truist Bank (formerly Branch Banking and Trust Company “BB&T”), based in Newport News, Virginia from February 2016 until December 2019.  He was Senior Vice President, Business Services Officer for BB&T, based in Winston-Salem, North Carolina, and Newport News, Virginia from January 2014 until February 2016.  He was Senior Vice President, Regional Retail Banking Manager for BB&T based in Winston-Salem, North Carolina from January 2010 until January 2014.

DIRECTOR COMPENSATION

In 2019, directors of the Company received a $12,500 annual cash retainer, with the exception of the Chairman, who received a $17,500 annual cash retainer.  Each director also received an equity retainer equivalent to $12,500, or approximately 1,547 shares of the Company’s common stock valued at $8.08 per share on the grant date.  The Chairman also received an additional equity retainer equivalent to $5,000 or 617 shares of the Company’s common stock valued at $8.10 per share on the grant date.  In addition, each director received stock options with respect to 1,000 shares of the Company’s common stock in 2019.  Audit Committee members received a $3,000 annual retainer ($6,000 for the Audit Committee Chair); Compensation Committee members received a $2,000 annual retainer ($4,000 for the Compensation Committee Chair); Enterprise Risk Management Committee members received a $2,000 annual retainer ($4,000 for the Enterprise Risk Management Committee Chair); Nominating and Governance Committee members received a $3,000 annual retainer ($6,000 for the Nominating and Governance Committee Chair); and Capital Committee members received a $2,000 annual retainer ($4,000 for the Capital Committee Chair).  In addition, certain directors also served on subsidiary boards and received a $750 fee for board meeting attendance, a $500 fee for committee meeting attendance, and the chairmen of such boards received a $9,500 cash retainer.

The Company has a nonqualified Directors Deferred Compensation Plan, which allows for the deferral of pre-tax income associated with the payment of cash fees and equity retainers.  Directors may elect to defer all or a portion of their cash fees and equity retainers under this plan.  Amounts deferred pursuant to the plan can be invested in various mutual funds, with the portfolio composition up to the discretion of the director in a rabbi trust.  Amounts under the plan will be paid following a distributable event.  A distributable event includes termination of service as a director or a specific date without regard to continued service as a director.  Distributions can be received either as a lump-sum payment or in substantially equal payments over a period of not more than 20 years.

The following table presents compensation information on the non-employee directors of the Company for 2019.  Such information also includes fees and retainers received for service on the boards of directors of the Company’s subsidiaries.  Board compensation information regarding Mr. Greene and Mr. Scott, who also are executive officers of the Company, is presented in the Summary Compensation Table in the “Executive Compensation” section of this Proxy Statement.

2019 Director Compensation

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	Total
Lawrence N. Ashworth (4)	$4,300	$—	$—	$—	$4,300
C. Dwight Clarke	26,850	12,500	1,543	—	40,893
Elizabeth H. Crowther	26,000	12,500	1,543	—	40,043
Richard A. Farmar, III	44,700	12,500	1,543	56,983	115,726
John C. Hodges	28,450	12,500	1,543	—	42,493
James B. McNeer (4)	—	—	—	—	—
Julien G. Patterson	21,250	12,500	1,543	—	35,293
Randolph N. Reynolds, Jr.	38,800	12,500	1,543	—	52,843
Vance H. Spilman	28,850	12,500	1,543	—	42,893
Larry C. Tucker (4)	4,400	—	—	—	4,400
James P. VanLandingham	30,000	12,500	1,543	—	44,043
D. Kyle Woolfolk	29,650	12,500	1,543	—	43,693

(1)	Includes fees and retainers earned and deferred under the Directors Deferred Compensation Plan previously described.

(2)

The amounts reported reflect the aggregate grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation—Stock Compensation. Assumptions used to calculate the fair value can be found in Note 16 in the Notes to the Company’s consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

(3)	Consists of unrealized investment gains under the Directors Deferred Compensation Plan. No director listed in the table has a pension account with the Company or its subsidiaries.
(4)	Messrs. Ashworth, McNeer and Tucker each retired from the Board of Directors, effective as of the 2019 Annual Meeting of Shareholders held on May 20, 2019.

COMMON STOCK OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides, as of April 20, 2020, certain information with respect to the beneficial ownership of the Company’s common stock for (i) the directors and director nominees of the Company, (ii) each executive officer named in the Summary Compensation Table in the “Executive Compensation” section of this Proxy Statement, (iii) all directors, director nominees and executive officers of the Company as a group, and (iv) each stockholder known by the Company to own beneficially more than 5% of the Company’s common stock.  Unless otherwise noted, the address for each of the following is 1801 Bayberry Court, Suite 101, Richmond, Virginia 23226.

Name	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Directors and Executive Officers:
C. Dwight Clarke	17,268	(2) (3)	*
Elizabeth H. Crowther	9,339	(2)	*
Richard A. Farmar, III	63,680	(2) (3)	*
Randal R. Greene	150,621	(2) (4) (5)	1.13%
John C. Hodges	12,758	(2) (3)	*
Douglas F. Jenkins, Jr.	44,643	(6)	*
Julien G. Patterson	359,625	(2) (3)	2.69%
Randolph N. Reynolds, Jr.	14,857	(2)	*
C. Frank Scott, III	256,436	(2) (3) (4) (5)	1.92%
Vance H. Spilman	23,619	(2)	*
James P. VanLandingham	15,577	(2)	*
D. Kyle Woolfolk, Jr.	29,469	(2)	*
All directors, director nominees and executive officers as a group (15 persons)	1,026,416	(7)	7.61%
5% Stockholders:
Maltese Capital Management LLC	869,829	(8)	6.52%
EJF Capital LLC	860,797	(9)	6.45%

*	Represents less than 1% of Company common stock.
(1)

For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days.

(2)

Includes shares that may be acquired pursuant to currently exercisable stock options granted under the Company’s equity compensation plans as follows: Mr. Clarke, 5,599 shares; Dr. Crowther, 1,579 shares; Mr. Farmar, 12,599 shares; Mr. Greene, 46,579 shares; Mr. Hodges, 5,520 shares; Mr. Patterson, 1,579 shares; Mr. Reynolds, 1,500 shares; Mr. Scott, 17,579 shares; Mr. Spilman, 1,500 shares; Mr. VanLandingham, 2,079 shares; and Mr. Woolfolk, 1,500 shares.

(3)

Includes shares held by affiliated corporations, close relatives and children, and shares held jointly with spouses or as custodians or trustees, as follows: Mr. Clarke, 1,000 shares; Mr. Farmar, 2,186 shares; Mr. Hodges, 612 shares; Mr. Patterson, 354,427 shares; and Mr. Scott, 164,746 shares.

(4)	Includes shares held in the Company’s Employee Stock Ownership Plan, as follows: Mr. Greene, 1,637 shares; and Mr. Scott, 45,320 shares.
(5)	Includes unvested restricted stock awards granted under the Company’s equity compensation plans as follows: Mr. Greene, 35,052 shares; and Mr. Scott, 21,646 shares.
(6)	Mr. Jenkins retired effective January 1, 2020.
(7)

Includes 142,113 shares that may be acquired pursuant to currently exercisable stock options granted under the Company’s equity compensation plans, 49,062 shares held in the Company’s Employee Stock Ownership Plan and 88,242 unvested restricted stock awards granted under the Company’s equity compensation plans.

(8)

According to a Schedule 13G filed with the SEC on February 11, 2019, each of Maltese Capital Management LLC, by reason of its position as an investment advisor, and Terry Maltese, as managing member of Maltese Capital Management LLC, reported that, as of December 31, 2018, it had shared voting and dispositive power over 869,829 shares of the Company’s common stock.  The address of the principal business offices of each of Maltese Capital Management LLC and Mr. Maltese is 150 East 52nd Street, 30th Floor, New York, New York 10022.

(9)

According to a Schedule 13G/A filed with the SEC on February 13, 2019, each of (i) EJF Capital LLC (“EJF Capital”), (ii) Emmanuel J. Friedman, and (iii) EJF Sidecar Fund, Series LLC – Small Financial Equities Series (“EJF Sidecar”) reported that, as of December 31, 2018, it had shared voting and dispositive power over 860,797 shares of the Company’s common stock.  EJF Capital is the managing member of EJF Sidecar, and   Mr. Friedman is the controlling member of EJF Capital.  The address of the principal business offices of each of EJF Capital, Mr. Friedman, and EJF Sidecar is 2107 Wilson Boulevard, Suite 410, Arlington, Virginia 22201.

Executive Compensation

The following table provides information on the total compensation paid to or earned by the Company’s executive officers serving in office as of December 31, 2019 for the years indicated below (the “named executive officers”).  Other than director fees for officers who serve as members of the Board of Directors, no officer receives compensation directly from the Company, and all compensation is paid through the Company’s subsidiaries.

Summary Compensation Table

Name	Year	Salary	Stock Awards (1)(2)	Option Awards (1)(3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5)	All Other Compensation (6)(7)	Total
Randal R. Greene	2019	$375,950	$122,500	$8,978	$143,459	$10,972	$70,850	$732,709
President & CEO	2018	352,500	122,493	—	—	—	125,580	600,573

C. Frank Scott, III	2019	$255,440	$91,500	$8,978	$87,250	$2,703	$50,560	$496,431
President of the Bank	2018	244,000	74,498	—	—	—	94,890	413,388

Douglas F. Jenkins, Jr. (8)	2019	$252,350	$49,000	$—	$57,463	$11,359	$10,992	$381,164
Retired Executive Vice President	2018	240,000	48,995	—	—	—	34,818	323,813

(1)

The amounts reported reflect the aggregate grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation—Stock Compensation. Assumptions used to calculate the value can be found in Note 16 in the Notes to the Company’s consolidated financial statements contained in Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

(2)

Consists of, for 2019: (i) for Mr. Greene, restricted stock awards for 13,750 shares issued pursuant to the Company’s long-term incentive plan, and stock awards for 1,547 shares for service on the Board of Directors of the Company; (ii) for Mr. Scott, restricted stock awards for 9,250 shares issued pursuant to the Company’s long-term incentive plan, and stock awards for 2,164 shares for service on the Board of Directors of the Company; and (iii) for Mr. Jenkins, restricted stock awards for 6,124 shares issued pursuant to the Company’s long-term incentive plan.

(3)	Consists of 1,000 shares underlying stock options issued in May 2019 for service on the Company’s Board of Directors and 5,000 shares underlying stock options issued in June 2019.
(4)

Consists of cash bonus payments made to the executive officer in February 2020 under the Company’s annual incentive plan for 2019 performance.  No amounts were paid in 2019 for 2018 performance under this plan.

(5)

Amounts shown reflect the change in cash value of the executive’s pension plan account and/or the change in the fair value of the executive’s deferred compensation under the executive’s deferred compensation plan, and consists of, for 2019: (i) for Mr. Greene, $507 accrued on his behalf under the pension plan and an unrealized gain of $10,465 under the deferred compensation plan; (ii) for Mr. Scott, an unrealized gain of $2,703 under the deferred compensation plan and (iii) for Mr. Jenkins, $1,827 accrued on his behalf under the pension plan and an unrealized gain of $9,532 under the deferred compensation plan. See “Benefit Plans—Pension Plan” and “Benefit Plans—Deferred Compensation Plan” below.

(6)

Consists of, for 2019: (i) for Mr. Greene, $11,700 accrued on his behalf under the 401(k) Plan, $1,500 accrued on his behalf for life insurance, $12,500 in contributions to the Company’s deferred compensation plan for his service on the Company’s Board of Directors, $1,150 for personal use of a company vehicle, and $44,000 in fees for service on the Boards of Directors of the Company and its subsidiaries; (ii) for Mr. Scott, $8,383 accrued on his behalf under the 401(k) Plan, $1,020 accrued on his behalf for life insurance, $4,657 for personal use of a company vehicle, and $36,500 in fees for service on the Board of Directors of the Company and its subsidiaries; and (iii) for Mr. Jenkins, $6,899 accrued on his behalf under the 401(k) Plan, $972 accrued on his behalf for life insurance, and $3,121 for personal use of a company vehicle.

(7)	The aggregate incremental cost to the Company for all other perquisites was less than $10,000 and therefore is not included.
(8)	Mr. Jenkins retired effective January 1, 2020.

Executive Compensation Overview

The Compensation Committee is governed by a Compensation Committee Charter which outlines the organization and responsibilities of the Compensation Committee.  In general, the Compensation Committee’s philosophy and strategy, as part of the Company’s mission to provide outstanding banking service to its community and to increase stockholder value, is to provide a comprehensive total compensation program that allows the Company to attract, retain and reward skilled and motivated key executives who are essential to the Company’s business plan.  The Compensation Committee intends to have a total compensation program that is generally consistent with the Company’s identified industry peers and is designed to reward key executives for achieving operational and financial goals with a view to long-term success and rewards for the Company’s stockholders.

At the discretion of the Compensation Committee and, where appropriate, the Company’s Board of Directors:

•

The Company’s executive compensation programs may be benchmarked to an industry-specific peer group of financial services organizations in Virginia and surrounding states and, where appropriate, to standardized financial services survey data.  Compensation comparability may be determined using, among other criteria, asset size, earnings, location, organizational structure, number of employees, market capitalization and service offerings.

•

The Company’s annual and long-term incentive plan should provide each participant with target incentive awards based on performance results for the Company, with a lesser weighting on individual goals.

•

The Compensation Committee believes that meaningful equity participation in the Company by key executives helps align their interests with those of other stockholders.  When appropriate, key executives may be eligible to participate in the Company’s long-term incentive plan.  Among other things, company and individual performance may be considered when determining the size, frequency and vesting of stock grants.  Grants may be in the form of options, stock, or restricted stock awards.

•

When appropriate, executives may be selected to participate in the Company’s supplemental and/or perquisite programs.  Among other things, consideration may be dependent on comparable data, retention value of the executive and cost to the Company.

•	Contractual arrangements between the Company and individual executives may be provided at the discretion of the Compensation Committee.
•

The Compensation Committee is charged with creating an equitable compensation program that is in the best interests of stockholders and aligns executive compensation opportunity to the short and long-term financial success of the Company.

Elements of Compensation

For 2019, the principal components of compensation for the Company’s named executive officers were base salary, performance-based incentive compensation in the form of cash, and restricted stock and option awards that are earned based on both service and Company performance.

These and other elements of compensation are described below and are detailed in the Summary Compensation Table.

Review of Compensation

The Compensation Committee reviews the compensation for the President and Chief Executive Officer on an annual basis, taking into account, among other things, the Company’s executive compensation philosophy and strategy, the information it receives from any outside sources (including the peer group analysis) and the performance of the Company during the review period. The Compensation Committee then recommends to the full Board of Directors the compensation for the President and Chief Executive Officer for review, discussion, revision, if requested, and approval.

Compensation for executive officers other than the President and Chief Executive Officer is recommended to the Compensation Committee by the President and Chief Executive Officer on an annual basis.  The President and

Chief Executive Officer takes into account substantially the same information as the Compensation Committee does when setting the President and Chief Executive Officer’s compensation.  The Compensation Committee reviews these recommendations and has the authority to revise the proposed compensation, and approve and finalize such executive officers’ compensation.

Role of Compensation Consultant

During 2019, the Compensation Committee retained the services of Pearl Meyer & Partners, LLC (“Pearl Meyer”), an independent third-party executive compensation consulting firm, to provide consulting services with respect to the Company’s executive compensation program.  The services included reviewing the custom peer group, assessing the Company’s compensation components compared to survey and peer group proxy data and recommending total compensation opportunity guidelines.  Pearl Meyer reported directly to the Compensation Committee and provided no other services to the Company other than acting as an executive compensation consultant.

Base Salary

The Company’s executive compensation program has substantially relied on base salary as its primary component.  Base salary is paid to recognize the day-to-day duties and responsibilities of the Company’s executive officers.  Individual base salary determinations involve consideration of market competitiveness, incumbent qualifications, performance and service longevity.  Effective July 1, 2019, the named executive officers received cost of living adjustments; no merit increases were granted to the officers in 2019.  The base salaries for 2019 after these adjustments were:

Name	Title	Base Salary
Randal R. Greene	President and Chief Executive Officer of the Company; Chief Executive Officer of the Bank	$375,950
C. Frank Scott, III	President of the Bank	$255,440
Douglas F. Jenkins, Jr.	Retired Executive Vice President of the Company and the Bank	$252,350

Incentive Compensation

The Company’s incentive compensation consists of a short-term performance-based cash incentive plan and a long-term equity-based incentive plan.  Both plans are intended to reward the achievement of Company performance objectives, which are established annually by the Compensation Committee.

Short-term Incentive Plan

The short-term incentive plan generally includes measurable objectives for each of the Company’s executive officers.  For 2019, the short-term incentive plan was approved by the Compensation Committee with the measurable objective being pre-tax income of the Company.  Executive officers other than the President and Chief Executive Officer also had individual goals, which are also measurable and based on the direct responsibilities of the executive.  For 2019, the Compensation Committee determined that cash incentive opportunities, expressed as a percentage of annual salary, for the named executive officers would range from 30% (Mr. Greene and Mr. Scott) to 25% (Mr. Jenkins).  Upon achievement of the pre-tax income objective (target goal), executive officers earn a cash incentive at the opportunity levels for the portion of the objective based on Company performance.  By operation of the short-term incentive plan, a measurable objective is stated below which no incentive is paid (threshold goal) and a measurable objective is stated above which no additional amount that would be paid (superior goal). Performance achievement between threshold goal and target goal results in the executive officer earning between 50% and 100% of his or her opportunity percentage.  Performance achievement between target goal and superior goal results in the executive officer earning between 100% and 150% of his or her opportunity.  For 2019, the Company’s pre-tax income goal, as adjusted, was met at a level between target goal and superior goal, and as a result, the pay-out of the portion of objectives on Company results was made at 114% of opportunity to the named executive officers in early 2020.

Long-term Incentives

The named executive officers participate in the Company’s equity compensation plan, which is described in more detail under “Equity Compensation Plans” below.  Long-term incentives under the equity compensation plan are currently structured as a combination of performance-based restricted shares and time-based restricted shares.  Performance-based restricted shares are intended to strengthen the pay-for-performance philosophy, while time-vested restricted shares are granted to promote share ownership and executive retention.

•

Time-based restricted shares – 50% of the shares are awarded with a service-based vesting schedule.  One-third of the award vests in each of the three years following the grant on the anniversaries of the award grant.  An acceleration of vesting would occur upon (i) death, (ii) termination of employment due to disability, or (iii) termination upon completion of a change-in-control.  Awards not vested at employment termination are generally forfeited.

•

Performance-based restricted shares – 50% of the shares are awarded with performance-based vesting criteria. Vesting is dependent on the achievement of specified measurable objectives that are determined upon award grant by the Compensation Committee, and achievement of the objective is measured at the end of a three-year performance period.  At the end of the performance period, the Compensation Committee determines the level of goal attainment and the number of restricted shares that actually vest.

For 2019, the Compensation Committee approved the 12-quarter average of return on average assets (ROAA), defined as net income as a percent of average assets, as the measurable objective for performance-based awards for the period 2019 – 2021.  If objectives are met, performance-based restricted shares are earned at the end of the performance period.  No performance-based restricted shares were earned in 2019.

For 2019, the Compensation Committee determined that long-term incentive opportunities, expressed as a percentage of annual salary, for the named executive officers would be 30% (Mr. Greene and Mr. Scott) and 20% (Mr. Jenkins).  The actual number of restricted stock awards is the dollar amount divided by the market price for the Company’s stock at grant date.  In 2019, each of the named executive officers were granted performance stock awards that vest based on the return on average assets of the Company over a three-year period, as well as time-based restricted stock awards that vest ratably over three years.  Mr. Greene was granted performance stock awards for 6,875 shares of common stock and restricted stock awards for 6,875 shares of common stock; Mr. Scott was granted performance stock awards for 4,625 shares of common stock and restricted stock awards for 4,625 shares of common stock, and Mr. Jenkins was granted performance stock awards for 3,062 shares of common stock and restricted stock awards for 3,062 shares of common stock, which were forfeited upon his retirement from the Company on January 1, 2020.  Messrs. Greene and Scott were also awarded stock options in 2019 for their service as executive officers and directors of the Company, as set forth in the Summary Compensation Table on page 14..

Equity Compensation Plans

The Company’s current equity compensation plan, the Bay Banks of Virginia, Inc. 2013 Stock Incentive Plan (“2013 Plan”), was adopted by the Company’s Board of Directors on February 21, 2013 and was approved by stockholders on May 20, 2013 at the Company’s 2013 Annual Meeting.  Because the 2013 Plan no longer has an adequate number of shares to fulfill the purpose of the plan, the Board of Directors on April 23, 2020 approved the Bay Banks of Virginia, Inc. 2020 Stock Incentive Plan (the “2020 Plan”).  The 2020 Plan, which is subject to stockholder approval at the Annual Meeting, is substantially the same as the 2013 Plan.  No stock awards or options have been granted under the 2020 Plan as of the date of this Proxy Statement.  See “Proposal 3 – Approval of the Bay Banks of Virginia, Inc. 2020 Stock Incentive Plan” in this Proxy Statement for more information on the 2020 Plan.

The 2013 Plan makes available up to 385,000 shares of common stock for granting stock options in the form of incentive stock options and non-statutory stock options, restricted stock awards and other stock-based awards to employees and directors of the Company and its subsidiaries.  The 2013 Plan superseded and replaced the Company’s 2003 Incentive Stock Option Plan and 2008 Non-Employee Directors Stock Option Plan.

The purpose of the 2013 Plan is to further the long-term stability and financial success of the Company by attracting and retaining employees and directors through the use of stock incentives.  The Company believes that ownership of its common stock will stimulate the efforts of those persons upon whose judgment, interest and efforts the Company is and will be largely dependent for the successful conduct of its business, and will further the identification of those persons’ interests with the interests of the Company’s stockholders.

The 2013 Plan is administered by the Compensation Committee, which has the power to select plan participants and to grant stock options, restricted stock awards and other stock-based awards on terms the Compensation Committee considers appropriate, including based on performance.  In addition, the Compensation Committee has the authority to interpret the plan, to adopt, amend, or waive rules or regulations for the plan’s administration, and to make all other determinations for administration of the plan.

Under the 2013 Plan, of the 385,000 shares authorized, 113,280 shares were available for granting purposes as of December 31, 2019.  Options were outstanding and exercisable for 214,329 shares as of December 31, 2019 under the 2013 Plan and expired equity compensation plans.

The following table presents certain information on the unexercised stock options and unvested restricted stock held by the named executive officers as of December 31, 2019.

Outstanding Equity Awards at Fiscal Year End

		Option Awards					Stock Awards
Name	Year of Award	Number of Securities Underlying Unexercised Options Exercisable (1)	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(2)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)(4)
Randal R. Greene	2019	1,000	—	—	$8.08	5/20/2029	—	$—	—	$—
	2019	5,000	—	—	8.10	6/12/2029	—	—	—	—
	2019	—	—	—	—	—	6,875	59,469	6,875	59,469
	2018	—	—	—	—	—	3,704	32,040	5,555	48,051
	2017	10,579	—	—	10.35	12/7/2027	—	—	—	—
	2016	5,000	—	—	7.74	12/15/2026	—	—	—	—
	2015	5,000	—	—	5.75	12/10/2025	—	—	—	—
	2013	15,000	—	—	5.25	2/21/2023	—	—	—	—
	2011	5,000	—	—	3.20	10/6/2021	—	—	—	—

C. Frank Scott, III	2019	1,000	—	—	$8.08	5/20/2029	—	$—	—	$—
	2019	5,000	—	—	8.10	6/12/2029	—	—	—	—
	2019	—	—	—	—	—	4,625	40,006	4,625	40,006
	2018	—	—	—	—	—	2,088	18,061	3,131	27,083
	2017	10,579	—	—	10.35	12/7/2027	—	—	—	—
	2017	1,000	—	—	9.00	4/20/2027	—	—	—	—

Douglas F. Jenkins, Jr.	2019	—	—	—	$—	—	3,062	$26,486	3,062	$26,486
	2018	—	—	—	—	—	1,650	14,273	2,474	21,400
	2017	7,500	—	—	10.35	12/7/2027	—	—	—	—
	2016	2,500	—	—	7.74	12/15/2026	—	—	—	—
	2015	2,500	—	—	5.75	12/10/2025	—	—	—	—
	2013	10,000	—	—	5.25	2/24/2023	—	—	—	—
	2011	2,000	—	—	4.85	3/22/2021	—	—	—	—
	2010	1,014	—	—	5.43	6/3/2020	—	—	—	—

(1)	All stock options have vested and are exercisable.
(2)	Market value is calculated by multiplying the number of shares not vested at December 31, 2019 by the closing price of the Company’s stock on that date.
(3)	Consists of restricted shares granted under the 2013 Plan that vest ratably over a three-year period on the anniversary date of the award.
(4)	Consists of restricted shares granted under the 2013 Plan that vest upon attainment of a Company performance measure over a period ending three years after the year of the award.

Employment Agreement and Change in Control Arrangements

On November 2, 2016, the Company entered into an amended and restated employment agreement with Randal R. Greene, effective on that date.  Also on November 2, 2016, the Company entered into an employment agreement with C. Frank Scott, III that became effective upon consummation of the merger with Virginia BanCorp in April 2017.

Employment Agreement with Randal R. Greene.  Under the amended and restated employment agreement with Mr. Greene, dated November 2, 2016, Mr. Greene is employed as President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank.  The term of Mr. Greene’s agreement commenced on November 2, 2016, and had an initial three-year term.  Beginning on the first anniversary of the agreement and on each anniversary thereafter, the term is extended an additional year, unless either party gives at least three months prior notice to the other. Thus, Mr. Greene’s agreement will expire on November 2, 2022, unless earlier terminated or extended as provided therein.

Mr. Greene receives a base salary of not less than $281,800 and may receive base salary increases and incentive, bonus compensation or other compensation in the amounts determined by the Board of Directors of the Bank.  Mr. Greene is eligible to participate in the Company’s long-term and short-term incentive plans, with a maximum annual incentive compensation of 30% of his base salary.  He is eligible to participate in the Company’s cash and non-cash employee benefit plans and is provided with use of a bank-owned automobile and reimbursement for country club membership and fees and certain expenses.

Mr. Greene’s agreement also provides for the termination of his employment at any time by the Company other than for “Cause” or by Mr. Greene for “Good Reason” (as those terms are defined in his agreement).  Upon termination under either of these circumstances and provided that Mr. Greene releases and waives his claims against the Company as provided in his agreement, Mr. Greene will be entitled to the following:

•

an amount equal to the greater of (i) a monthly amount equal to one-twelfth of his annual base salary in each month for the remainder of the term of his agreement, or (ii) a monthly amount equal to one-twelfth of his annual base salary for a period of one year;

•	any bonus or other short-term incentive compensation earned, but not yet paid, for the year prior to the year in which his employment terminates; and
•

if Mr. Greene elects continuation coverage under the Consolidated Omnibus Budget Reconcilation Act of 1985, as amended (“COBRA”), continued participation in the Company’s group health and dental plans for the period in which payments are made above (or the period permitted by COBRA, if less) and payment by the Company of its portion of premiums in effect at the date of termination.

If within one year after a Change in Control (as defined in his agreement), Mr. Greene’s employment is terminated without Cause or if he resigns for Good Reason, Mr. Greene will be entitled to receive a lump sum cash payment equal to 2.99 times the sum of his base salary and most recent annual bonus (in each case, as of the date of termination or, if greater, as of the Change in Control) and continued participation in benefit plans as described above for a period of two years (or the period permitted by COBRA, if less).  The foregoing is subject to reduction if and to the extent required to avoid loss of deduction or imposition of excise taxes under Internal Revenue Code sections 280G and 4999.

Mr. Greene also will be subject, in certain circumstances, to non-competition and non-solicitation restrictions for a period of 24 months following the termination of his employment.

Employment Agreement with C. Frank Scott, III.  Under the terms of the employment agreement with Mr. Scott, dated November 2, 2016, Mr. Scott is employed as President of the Bank.  The term of the agreement commenced on April 1, 2017 and had an initial three-year term, with a one-year extension unless either party gives notice to the other at least three months prior to the end of the original term.  Thus, Mr. Scott’s agreement will expire on April 1, 2021.

Under the agreement, Mr. Scott receives a base salary of not less than $219,681 and may receive base salary increases and incentive, bonus compensation or other compensation in the amounts determined by the Board of Directors of the Bank.  Mr. Scott also is eligible to participate in the Company’s long-term and short-term incentive plans and in cash and non-cash employee benefit plans and is provided with use of a bank-owned automobile and reimbursement for certain expenses.

Mr. Scott’s agreement also provides for the termination of his employment at any time by the Company other than for “Cause” or by Mr. Scott for “Good Reason” (as those terms are defined in his agreement).  Upon termination under either of these circumstances and provided that Mr. Scott releases and waives his claims against the Company as provided in his agreement, Mr. Scott will be entitled to the following:

•	a monthly amount equal to one-twelfth of his annual base salary in each month for the remainder of the term of his agreement;
•	any bonus or other short-term incentive compensation earned, but not yet paid, for the year prior to the year in which his employment terminates; and
•

if Mr. Scott elects continuation coverage under COBRA, continued participation in the Company’s group health and dental plans for the period in which payments are made above (or the period permitted by COBRA, if less) and payment by the Company of its portion of premiums in effect at the date of termination.

If within one year after a “Change in Control” (as defined in his agreement), Mr. Scott’s employment is terminated without Cause or if he resigns for Good Reason, Mr. Scott will be entitled to receive a lump sum cash payment equal to two times the sum of his base salary and most recent annual bonus (in each case, as of the date of termination or, if greater, as of the Change in Control) and continued participation in benefit plans as described above for a period of two years (or the period permitted by COBRA, if less). The foregoing is subject to reduction if and to the extent required to avoid loss of deduction or imposition of excise taxes under Internal Revenue Code sections 280G and 4999.

Employment Agreement with Douglas F. Jenkins, Jr.  Under the terms of the employment agreement with Mr. Jenkins, dated November 2, 2016, Mr. Jenkins was employed as Executive Vice President of the Company and Executive Vice President and Chief Banking Officer of the Bank.  The term of Mr. Jenkins’s agreement commenced on November 2, 2016 and was renewed on November 2, 2018 for a two-year term.  On October 9, 2019, Mr. Jenkins notified the Company of his intent to retire from the Company effective January 1, 2020.  On October 11, 2019, the Company entered into a retirement agreement with Mr. Jenkins, which became effective upon his retirement. As a result, Mr. Jenkins’ employment agreement was terminated on October 11, 2019.

Benefit Plans

Pension Plan.  The Company has a non-contributory cash balance pension plan which was frozen effective December 31, 2012.  Prior to that date, the account balance for each participant grew each year with annual pay credits based on age and years of service and monthly interest credits based on an amount established each year by the Company’s Board of Directors, subject to a minimum of 3% per the Internal Revenue Code. Pursuant to the terms of the cash balance pension plan, employees are 100% vested after three years of service.  Once vested, the accumulated cash balance is available to the participant upon retirement, death or other termination of employment and is payable in various forms at the election of the participant, including as a lump sum.  As of December 31, 2012, annual pay credits were discontinued, but each participant’s account balance will continue to grow based on monthly interest credits.

At December 31, 2019, the lump sum value of accrued benefit in this plan was $17,191 for Mr. Greene and $61,892 for Mr. Jenkins.  Mr. Scott is not a participant in the pension plan.

401(k) Plan.  The Company has a contributory 401(k) plan.  All salaried employees of the Company’s subsidiaries are eligible to participate beginning after two months of service.  There is no age requirement. Participants can elect to defer between 1% and 90% of their base compensation, which will be contributed to the plan, providing the amount deferred does not exceed the federal dollar maximum election deferral for each year.  The Company’s subsidiaries match 100% up to a 4% deferral.  Employees become 100% vested in the subsidiary’s match after two years of service.  Distributions to participants are made at death, retirement or other termination of employment in a lump sum payment.  The plan permits certain in-service withdrawals.  Normal retirement age is considered 65; early retirement is considered at 55 with 10 years of vested service; disability retirement has no age requirements but a service requirement of 10 years of vested service.

Employee Stock Ownership Plan. Employees of the Company, including its subsidiaries, who have completed twelve months of service and who have attained the age of 21 years are eligible to participate in the Company’s Employee Stock Ownership Plan.  Contributions to the plan are at the discretion of the Company’s Board of Directors.  Contributions are allocated proportionately based on the covered compensation of each participant compared to the aggregate covered compensation of all participants for the plan year.  Allocations are limited to 25% of eligible participant compensation.  Participant accounts are 20% vested after two years, 40% vested after three years, 60% vested after four years, 80% vested after five years and 100% vested after six years.

Deferred Compensation Plan.  Certain eligible executive officers are entitled to participate in the Bay Banks of Virginia, Inc. Executive Deferred Compensation Plan.  Pursuant to the nonqualified plan, eligible executive officers can defer up to 100% of base salary and/or bonus on an annual basis.

Amounts deferred pursuant to the plan can be invested in the Company’s common stock and various mutual funds, with the portfolio composition up to the discretion of the executive officer, in rabbi trust.  Although the Company does not make matching contributions to the plan, it may elect to make contributions approved by the Compensation Committee and/or the Board of Directors. In 2019, the Company made no discretionary contributions to the plan for Mr. Greene, Mr. Scott and Mr. Jenkins.

Amounts under the plan will be paid following a distributable event.  A distributable event includes a specific date, termination of employment with the Company, retirement or a date based on the later of a combination of these dates.  Distributions can be received either as a lump-sum payment or in substantially equal payments over a period of not more than 20 years.

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with SEC regulations, the Company is providing stockholders with an advisory (non-binding) vote on the compensation of the named executive officers as disclosed in this Proxy Statement.  Such a proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to endorse or not endorse the Company’s executive compensation programs and policies.  At the Company’s 2019 Annual Meeting, the stockholders voted in favor of having an advisory (non-binding) vote on executive compensation every year.  Accordingly, stockholders may vote on the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Executive Compensation section of the Company’s 2020 Proxy Statement, including the compensation tables and related narrative disclosure in the 2020 Proxy Statement.”

The Company believes its compensation programs and policies are strongly aligned with the long-term interests of its stockholders.  Because this vote is advisory, it will not be binding upon the Company’s Board of Directors or the Compensation Committee.  However, the Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

The Board of Directors unanimously recommends that you vote for the approval, on an advisory basis, of Company’s executive compensation programs and policies, by voting FOR the approval of the above resolution.

PROPOSAL 3 – APPROVAL OF THE BAY BANKS OF VIRGINIA, INC.

2020 STOCK INCENTIVE PLAN

General

The Board of Directors has adopted, subject to approval by the Company’s shareholders, the 2020 Plan. The 2020 Plan is designed to promote the interests of the Company and its shareholders by strengthening the Company’s ability to attract, motivate and retain employees, directors and consultants upon whose judgment, initiative and efforts the financial success and growth of the business of the Company largely depend.

If approved by shareholders, a total of 625,000 shares of common stock will be reserved for issuance under the 2020 Plan.  The Company is asking shareholders to approve the 2020 Plan because the remaining shares available for grant under the 2013 Plan are insufficient to provide anticipated future years’ incentives.  Outstanding awards under the 2013 Plan will be administered in accordance with their terms under such plan, but the Company will not make any further awards under the 2013 Plan following the approval of the 2020 Plan by shareholders.

The material terms of the 2020 Plan are summarized below.  Because this is a summary, it may not contain all the information that shareholders may consider important.  In order to aid understanding of the 2020 Plan, the full text of the 2020 Plan, as proposed for adoption and approval by shareholders, is provided as Appendix A to this proxy statement.

Executive Summary

The following is a summary of the key provisions of the 2020 Plan, including important features that enable the Company to maintain sound governance practices in granting awards.

Award Types:  The following types of awards will be available for issuance under the 2020 Plan:

•	nonstatutory and incentive stock options;
•	restricted stock and other stock awards; and
•	restricted stock units.

Eligible Participants:  All employees, directors and consultants of the Company and its subsidiaries.

Shares Reserved under the 2020 Plan:  A total of 625,000 shares of the Company’s common stock are reserved for issuance under the 2020 Plan.  The number of shares available for issuance under the 2020 Plan is subject to adjustment to reflect stock splits, stock dividends and similar events.

Shares Reserved under the 2020 Plan as a Percentage of Outstanding Common Stock as of April 23, 2020:  4.68%

Minimum Vesting:  The 2020 Plan includes a minimum vesting schedule of at least one year for all awards except those granted to (i) non-employee directors of the Company and its subsidiaries as a fee or retainer for service, or (ii) other awards for up to 10% of the shares authorized under the 2020 Plan.

No Liberal Share Recycling:  Under the 2020 Plan, shares of the Company’s common stock used to pay the exercise price of a stock option or to satisfy tax withholding in connection with an award will not be added back (recycled) to the aggregate plan limit.

No Dividends or Similar Distributions on Unvested Awards:  The 2020 Plan prohibits the payment of dividends or similar distributions on restricted stock awards and restricted stock unit awards, whether subject to time-based or performance-based vesting, unless and until the vesting requirements have been met.

No Discounted Stock Options:  The 2020 Plan prohibits the grant of stock options with an exercise price less than the fair market value of the Company’s common stock on the grant date.

Protective Provisions:  The 2020 Plan provides for the possible forfeiture of outstanding awards upon a participant’s termination for cause and adds provisions subjecting all awards under the 2020 Plan to the terms of any recoupment or clawback required by law or government regulation (or similar policy in effect at the Company).

Term of the 2020 Plan:  No awards may be granted under the 2020 Plan after April 22, 2030, the termination date of the 2020 Plan.

Equity Plan Information

The following table provides information relating to the outstanding equity awards for the years ended December 31, 2019, December 31, 2018 and December 31, 2017 and the number of full-value awards, granted during this three-year period.

For the Year Ended December 31,	2019	2018	2017
Stock option awards granted	49,500	17,500	86,790
Full value awards granted:
Restricted stock awards	$616,778	$593,346	$131,000
Other stock awards	148,000	125,000	—
Basic weighted average shares	13,053,080	13,057,537	9,399,223
Stock option awards outstanding	222,656	226,771	251,026
Weighted average exercise price	$7.58	$7.56	$7.43
Weighted average term (in years)	6.41	6.43	6.73
Full value awards outstanding:
Restricted stock awards	$926,865	$545,444	$88,620
Other stock awards	268,288	92,757	—
Common shares outstanding	13,261,801	13,201,682	13,203,605

Purpose

The purpose of the 2020 Plan is to further the long-term stability and financial success of the Company by attracting and retaining personnel, including employees, directors and consultants, through the use of stock and stock-based incentives that promote and recognize the financial success and growth of the Company.  The Company believes that ownership of the Company’s common stock will stimulate the efforts of those persons upon whose judgment, interest and efforts the Company depends for the successful conduct of its business, and will further the alignment of those persons’ interests with the interests of the Company’s shareholders.

Shares Available for Issuance

Subject to approval by shareholders, the aggregate number of shares reserved for issuance under the 2020 Plan is 625,000.  Of this total, all 625,000 shares may be issued pursuant to the exercise of incentive stock options.  If any award granted under the 2020 Plan is canceled, forfeited or expires for any reason other than as a result of exercise, vesting or settlement, the shares associated with such award will be available for future awards under the 2020 Plan.  In contrast, any shares withheld by the Company, delivered by a participant, or otherwise used to pay an option exercise price or withholding taxes associated with an award will not be available for future awards under the 2020 Plan.  Further, in the event shares are withheld or delivered by a participant in connection with an option exercise, the number of shares available for future awards will be reduced by the gross number of shares to which the exercise relates, rather than the net number of new shares issued upon exercise.

With certain limitations, the 625,000 share limit (including for incentive stock options), the terms of outstanding awards and the individual annual award limits (described below) will be adjusted by the Compensation Committee (as defined below) in an equitable and proportionate manner to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the 2020 Plan in the event of changes in the outstanding shares of the Company’s common stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, spin-off of a subsidiary, or other relevant change in capitalization.

To date, no awards have been granted under the 2020 Plan.

Annual Limit on Awards

The maximum number of shares with respect to which awards may be granted in any calendar year to any individual other than a non-employee director will be 50,000 shares.  Non-employee directors may only receive awards for a maximum number of 10,000 shares of common stock in any calendar year.

Administration

The 2020 Plan will be administered by the Compensation Committee of the Company’s Board of Directors, a committee which is composed entirely of independent directors.  The Compensation Committee will have the power to select award recipients and grant awards on terms the Compensation Committee considers appropriate.  In addition, the Compensation Committee will have the authority to interpret the 2020 Plan; to adopt, amend or waive rules and regulations for administration of the 2020 Plan; to establish programs to permit participants to defer receipt of consideration upon exercise, vesting, or settlement of a 2020 Plan award; and to make all other determinations for administration of the 2020 Plan.  The Compensation Committee may delegate all or part of its authority to one or more officers of the Company with respect to awards to individuals not subject to the reporting and other provisions of Section 16 of the Exchange Act.

Eligibility

Any employee or director of, or consultant to, the Company or an affiliate (as defined below) of the Company who, in the judgment of the Compensation Committee, has contributed or can be expected to contribute to the profits or growth of the Company is eligible to become a participant.  For this purpose, an affiliate is a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.  The Bank and VCB Financial Group, Inc. are considered affiliates of the Company.  As of April 15, 2020, the Company and its affiliates employed 148 individuals, and there were 9 non-employee directors of the Company and its affiliates.

Types of Awards

Stock Options.  Stock options granted under the 2020 Plan may be incentive stock options (which meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “IRC”) and options that do not qualify as incentive stock options (“nonstatutory stock options”).  A stock option entitles a recipient to purchase shares of common stock at a specified exercise price.  The Compensation Committee will fix the exercise price at the time the stock option is granted, provided the exercise price cannot be less than 100% of the fair market value of a share of the Company’s common stock on the date of grant (or, in the case of an incentive stock option granted to a 10% shareholder of the Company, 110% of the shares’ fair market value on the date of grant).  On April 23, 2020, the closing price of the Company’s common stock was $5.10 per share. The exercise price may be paid (i) in cash, (ii) by delivery of previously acquired shares with an aggregate fair market value equal to the exercise price for the number of option shares being acquired, (iii) if and as permitted by an award agreement, through a “net share exercise” whereby the Company withholds and retains sufficient shares issuable in connection with the stock option to cover the exercise price (other than for incentive stock options), (iv) through a “cashless exercise” procedure that enables a participant the opportunity to sell immediately some of the shares underlying the exercised portion of the stock option to generate sufficient cash to pay the exercise price, (v) or through a combination of the foregoing.

Stock options may be exercised at such times and subject to such conditions as may be prescribed by the Compensation Committee, including the requirement that they will not be exercisable after 10 years from the date of grant (or five years in the case of an incentive stock option granted to a 10% shareholder of the Company).

Restricted Stock Awards.  The 2020 Plan permits the grant of restricted stock awards that are subject to forfeiture until the restrictions established by the Compensation Committee lapse and the restricted shares vest.  A restricted stock award is an award of common stock that may be subject to restrictions on transferability and other restrictions as the Compensation Committee determines in sole discretion on the date of grant.  The restrictions may lapse over a specified period of time based on continued employment or service and/or the achievement of certain performance objectives.  Unless a restricted stock award agreement provides otherwise, and except as provided in the next sentence, a participant who receives a restricted stock award will have all the rights of a shareholder as to those shares, including the right to vote.  No dividends on shares of restricted stock will be paid to a participant unless and until those shares vest, at which time the accrued dividends on any vested shares will be delivered.

Restricted Stock Unit Awards.  The Compensation Committee may also award restricted stock units (“RSUs”) under the 2020 Plan.  An RSU is an award stated with reference to a number of shares of common stock.  The Compensation Committee may place such restrictions on the vesting and settlement of RSUs as the Compensation Committee deems appropriate, including restrictions relating to continued employment or service and/or achievement of certain performance objectives.  The RSU may entitle the recipient to receive, upon satisfaction of the vesting conditions set forth in the RSU agreement, cash, shares of common stock or a combination of cash and shares of common stock.  Holders of RSUs have no right to vote the shares represented by the units.  Holders may be credited with cash and stock dividends paid by the Company in respect of its common stock.  Any such dividends will be paid to the participant, in the form of cash or common stock with an equivalent value, if at all, on vesting and settlement of the related RSU.  Subject to any exceptions authorized by the Compensation Committee (for example, death or disability), RSUs will be forfeited if the restrictions on vesting, whether time-based or performance-based, established with respect to such awards are not satisfied.

Stock Awards.  The Compensation Committee may grant a stock award that is fully vested and freely transferable as of the date the award is granted, subject to restrictions under applicable federal or state securities laws, and further subject to the 2020 Plan’s limits on awards with a vesting schedule of less than one year.  A stock award may be, but is not required to be, granted in settlement of a performance-conditioned award or upon achievement of performance objectives.

Restrictions on Transfer

In general, awards granted under the 2020 Plan may not be assigned, transferred, pledged or otherwise encumbered by a participant, other than by will or the laws of descent and distribution.  The 2020 Plan permits the award of nonstatutory stock options that are transferable to immediate family members (or certain related trusts or entities), in accordance with applicable securities laws.

Change in Control Provisions

In the event of a change in control (as defined in the 2020 Plan) of the Company, the Compensation Committee will provide for an outstanding award to become fully vested, settled, and/or exercisable if the award is not assumed or new rights substituted therefor, by the acquiring or surviving corporation in the change in control.  The Compensation Committee will cause any such assumption or substitution to provide that the assumed or substituted award will become fully vested, settled, and/or exercisable in the event of an involuntary termination of employment without cause or for good reason (as such terms are defined in the 2020 Plan) in connection with the change in control.  In addition, the Compensation Committee will make such adjustments to outstanding awards as it deems appropriate to reflect the change in control and retain the economic value of the award.

Amendment and Termination

If not sooner terminated by the Board of Directors of the Company, the 2020 Plan will terminate on April 22, 2030.  The Board of Directors may amend or terminate the 2020 Plan at any time, provided that no such amendment will be made without shareholder approval if required by the IRC, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the common stock is then listed or quoted, by any regulatory body having jurisdiction with respect thereto, or under any other applicable laws, rules or regulations.  Awards outstanding on the date of any termination or amendment will remain valid in accordance with their terms.

Summary of Federal Income Tax Consequences

The following is a general summary of the federal income tax consequences under the 2020 Plan.  This summary does not address all matters that may be relevant to a particular participant based on his or her specific circumstances.

Nonstatutory Stock Options.  The grant of a nonstatutory stock option will not result in taxable income to a participant.  The participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction.  Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options.  The grant of an incentive stock option will not result in taxable income to a participant.  The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary (as defined for purposes of the relevant tax rules) during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise.  This employment period is one year (rather than three months) prior to the date of exercise if the participant is “disabled” (as defined in the IRC).  The heirs of a participant are not subject to this tax rule.  The difference between the fair market value of the shares on the exercise date over the exercise price is taken into account for alternative minimum tax purposes.

If the participant does not sell or otherwise dispose of the stock within two years from the date of the grant or within one year after exercise, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and the Company will not be entitled to any deduction for federal income tax purposes.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income, and the Company will be allowed a corresponding deduction, at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Special rules apply if a participant pays the exercise price for either type of option using shares previously owned by the participant.

Restricted Stock Awards.  A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a “substantial risk of forfeiture” for federal income tax purposes.  Upon the vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction.  A participant may make a Section 83(b) election under the IRC to be taxed as of the date of grant, on compensation income based on the fair market value at time of grant, in which case the Company will be entitled to a corresponding deduction at that time.  Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting (or grant, if a Section 83(b) election is made).

Stock Awards.  Upon the grant of a stock award, a participant generally will realize ordinary income equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction.

Restricted Stock Units.  A participant who has been granted restricted stock units will not realize taxable income at the time of grant.  Upon receipt of common stock or cash in the future pursuant to such an award, the participant will realize ordinary income equal to the then fair market value of those shares, and/or the amount of any cash received, and the Company will receive a corresponding deduction.

Benefits to Executive Officers and Directors

No new plan benefits table for the 2020 Plan is included in this document.  Participation in the 2020 Plan is made at the Compensation Committee’s discretion and is based on the performance of the Company.  Accordingly, future awards under the 2020 Plan are not determinable at this time.  See “Executive Compensation” beginning on page 14 for detailed information on awards to certain executive officers under the 2013 Plan during the most recent fiscal year.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information about common stock that may be issued upon the exercise of options, warrants and rights under the 2013 Plan, the 2003 Incentive Stock Option Plan, and the 2008 Non-Employee Directors Stock Option Plan as of December 31, 2019.  There are no outstanding warrants or rights under those plans, and the Company does not have any other plans that provide for the issuance of any options, warrants or rights.

Equity Compensation Plan Information

	Number of Shares To be Issued Upon Exercise Of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plan
Equity compensation plans approved by shareholders	214,329	(1)	$7.49	113,280
Equity compensation plans not approved by shareholders	—		—	—
Total	214,329		$7.49	113,280

(1)

Consists entirely of shares of common stock underlying previously granted stock options that have not been exercised.  All of these options were granted under the 2013 Plan and expired equity compensation plans.

Shareholder Vote Required

The Bay Banks of Virginia, Inc. 2020 Stock Incentive Plan will be approved by shareholders if holders of 60% of the shares present in person or represented by proxy at the Annual Meeting vote in favor of the action.

The Board of Directors recommends that the shareholders vote FOR Proposal Three.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of Bay Banks of Virginia, Inc. oversees the Company’s financial reporting process on behalf of the Board of Directors of the Company.  The Audit Committee is elected by the Board of Directors of the Company.  All members of the Audit Committee are independent of management.  The Audit Committee operates under a written charter adopted by the Board of Directors and the Audit Committee.

While management has the primary responsibility for the quality and integrity of the Company’s financial statements and reporting processes, the Audit Committee provides assistance to management in fulfilling this responsibility.  In its oversight responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2019, and discussed the quality and acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosure in the financial statements.

In addition, the Audit Committee obtained from the Company’s independent registered public accounting firm the written disclosure and the letter required by the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.  The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.

The Audit Committee also monitored the internal audit functions of the Company, including the independence and authority of its reporting obligation, the proposed audit plan for the coming year, and the adequacy of management response to internal audit findings and recommendations.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission.

Audit Committee
Bay Banks of Virginia, Inc.

C. Dwight Clarke, Chair
Richard A. Farmar, III
James P. VanLandingham

PROPOSAL 4 – RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has appointed the firm of DHG as independent registered public accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2020.

DHG audited the financial statements included in the Company’s Annual Report on Form 10-K for the years ended December 31, 2019 and 2018.  Representatives of DHG are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.

Although the Company’s Bylaws do not require stockholder ratification or other approval of the retention of the Company’s independent registered public accounting firm, as a matter of good corporate governance, the Board of Directors is requesting that the stockholders ratify the appointment of DHG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

The Board of Directors unanimously recommends that you vote for the ratification of the appointment of DHG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table presents aggregate fees paid or to be paid by the Company and the Bank for professional services rendered by DHG for 2019 and 2018.  Audit fees include audit and review services, consents and review of documents filed with the SEC.  Audit-related fees consist of research and consultation concerning financial accounting and reporting standards and audits of the Company’s benefit plans.  Tax fees for fiscal 2018 include preparation of federal and state tax returns and consultation regarding tax compliance issues.  Tax fees for fiscal 2019 include consultation regarding tax compliance issues for the year ended December 31, 2018.

Fees to DHG in 2019 and 2018

	Fiscal 2019	Fiscal 2018
Audit Fees	$238,500	$262,500
Audit-related Fees	30,000	24,852
Tax Fees	6,975	29,625
All Other Fees	—	—
Total Fees	$275,475	$316,977

The Audit Committee pre-approves all audit, audit related and tax services performed by DHG on an annual basis, and in addition, authorizes individual engagements that exceed pre-established thresholds.  Any additional engagement that falls below the pre-established thresholds must be reported by management at the Audit Committee meeting immediately following the initiation of such an engagement.

INTEREST OF DIRECTORS AND OFFICERS IN CERTAIN TRANSACTIONS

Some of the Company’s directors, executive officers and members of their immediate families, and corporations, partnerships and other entities, of which such persons are officers, directors, partners, trustees, executors or beneficiaries, are customers of the Bank.  All loans and loan commitments to these individuals and entities were originated in the ordinary course of business, upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Company and do not involve more than normal risk of collectability or present other unfavorable features.  It is the policy of the Bank to provide loans to officers who are not executive officers and to employees at more favorable rates than those prevailing at the time for comparable transactions with other persons.  These loans do not involve more than the normal risk of collectability or present other unfavorable features.

The Company and the Bank occasionally purchase insurance products through B. H. Baird Insurance Agency (“Baird”).  Richard A. Farmar, III, a director of the Company and the Bank, is President of Baird.

The law firm of Dunton, Simmons & Dunton serves as legal counsel to the Company and the Bank.  Mr. John C. Hodges, a director of the Company and the Bank, is a partner in the firm.

In 2018 and 2019, the Bank outsourced certain information technology services and equipment from Compass Information Services, LLC (“Compass”), of which C. Frank Scott, IV, the Chairman’s son, is the owner.  The Bank paid $199,367 in 2018 and $120,675 in 2019, including pass-through of independent contractors to manage information technology projects, to Compass.

The Company has not adopted a formal policy that covers the review and approval of related person transactions by the Company’s Board of Directors.  The Board of Directors reviews all proposed related party transactions for approval.  During such a review, the Board of Directors will consider, among other things, the related person’s relationship to the Company, the facts and circumstances of the proposed transaction, the aggregate dollar amount of the transaction, the related person’s relationship to the transaction and any other material information.

DELINQUENT SECTION 16(a) REPORTS

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, directors and executive officers of the Company are required to file reports with the SEC indicating their holdings of and transactions in the Company’s common stock.  Based upon a review of filings with the SEC and written representation that no other reports were required, the Company believes that all of its directors and executive officers were in compliance with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 during 2019.

OTHER MATTERS

Management knows of no other business to be brought before the Annual Meeting.  Should any other business properly be presented for action at the meeting, the shares represented by the enclosed proxy shall be voted by the persons named therein in accordance with their best judgment and in the best interests of the Company.

STOCKHOLDER PROPOSALS

The Company’s Bylaws provide that, in addition to any other applicable requirements, for business (including stockholder nominations of director candidates) to be properly brought before an annual meeting by a stockholder, the stockholder must give timely notice in writing to the Secretary of the Company no later than 120 days before the anniversary date of the immediately preceding annual meeting.  As to each matter, the notice must comply with certain informational requirements set forth in the Bylaws.  These requirements are separate and apart from and in addition to the SEC’s requirements that a stockholder must meet to have a proposal included in the Company’s proxy materials.  In order for a stockholder proposal to be considered for inclusion in the Company’s proxy materials relating to the 2020 Annual Meeting of Stockholders pursuant to applicable SEC rules, the Corporate Secretary of the Company must receive such proposal no later than January 4, 2021.  Stockholder proposals should be addressed to Corporate Secretary, Pamela A. Varnier, Bay Banks of Virginia, Inc., 1801 Bayberry Court, Suite 101, Richmond, Virginia 23226.

Stockholder Communications

The Company has a process whereby stockholders can contact the Company’s directorship by addressing correspondence to the Corporate Secretary, Bay Banks of Virginia, Inc., 1801 Bayberry Court, Suite 101, Richmond, Virginia 23226.  The Company promptly forwards such correspondence to the Chairman or Chief Executive Officer and/or indicated directors.

Corporate stockholder contact information is available on the Company’s website at www.baybanks.com.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, excluding exhibits, as filed with the SEC can be obtained without charge by writing to Randal R. Greene, President and Chief Executive Officer, Bay Banks of Virginia, Inc., 1801 Bayberry Court, Suite 101, Richmond, Virginia 23226.  This information may also be accessed, without charge, by visiting either the Company’s website at www.baybanks.com or the SEC’s website at www.sec.gov.  The information on the Company’s website is not a part of this Proxy Statement.

APPENDIX A

BAY BANKS OF VIRGINIA, INC.

2020 STOCK INCENTIVE PLAN

1.Purpose; Eligibility.

(a)General Purpose.  The purpose of the Bay Banks of Virginia, Inc. 2020 Stock Incentive Plan is to further the long-term stability and financial success of the Company by attracting and retaining personnel, including employees, directors and Consultants, through the use of stock and stock-based incentives.  The Company believes that ownership of Company Stock will stimulate the efforts of those persons upon whose judgment, interest and efforts the Company and its Affiliates depend for the successful conduct of their businesses and will further the alignment of those persons’ interests with the interests of the Company’s shareholders.

(b)Eligible Award Recipients.  Any employee, director or Consultant of the Company or an Affiliate who, in the judgment of the Committee, has contributed or can be expected to contribute to the profits or growth of the Company or the Affiliate is eligible to become a Participant. The Committee shall have the power and complete discretion, as provided in Section 15, to select eligible Participants and to determine for each Participant the terms, conditions and nature of an Award and the number of shares to be allocated as part of the Award; provided, however, that any Award made to a member of the Committee must be approved by the Board.

(c)Available Awards.  Awards of Options, Restricted Stock, Restricted Stock Units, and Stock Awards may be granted under the Plan.  Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

(d)Date of Adoption, Effective Date.  The Plan was adopted by the Board of Directors of the Company on April 23, 2020, and will become effective, subject to the approval of the shareholders of the Company in accordance with applicable law, on June 15, 2020, or on such other date of approval (the applicable approval date, the “Effective Date”).

(e)No Additional Grants Under the 2013 Stock Incentive Plan.  No additional awards will be made under the Bay Banks of Virginia, Inc. 2013 Stock Incentive Plan on or after the Effective Date of the Plan.

2.Certain Definitions.  The following terms have the meanings indicated:

(a)Act.  The Securities Exchange Act of 1934, as amended.

(b)Affiliate.  A corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.  For purposes of an Incentive Stock Option, “Affiliate,” refers to a “parent corporation” or “subsidiary corporation” within the meaning of Treasury Regulations under Section 424 of the Code.

(c)Applicable Withholding Taxes.  The aggregate amount of federal, state and local income and payroll taxes that the Company or an Affiliate is required to withhold (not in excess of the maximum applicable statutory withholding rate) in connection with any exercise of an Option, or the award, lapse of restrictions or payment with respect to any Award.

(d)Award.  The award of an Option, Restricted Stock, Restricted Stock Unit, or Stock Award under the Plan.

(e)Award Agreement.  Any agreement, contract, certificate or other written instrument or document (which may be in electronic form) evidencing the terms and conditions of an Award granted under the Plan.  Each Award Agreement shall be subject to the terms and conditions of the Plan.

(f)Board.  The Board of Directors of the Company.

(g)Cause.  With respect to any employee or Consultant: (1) if the employee or Consultant is a party to an employment agreement, change in control employment agreement, or other services agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or (2) if no such agreement exists, or if such agreement does not define Cause, the definition of Cause contained in the Award Agreement.

In all other cases, Cause shall mean:

(i)Continual or deliberate neglect by the Participant in the performance of his material duties and responsibilities as established from time to time by the Company, or the Participant’s repeated failure or refusal to follow reasonable instructions or policies of the Company after being advised in writing of such failure or refusal and being given a reasonable opportunity and period (as determined by the Company) to remedy such failure or refusal;

(ii)Conviction of, indictment for (or its procedural equivalent), entering of a guilty plea or plea of no contest with respect to a felony, a crime of moral turpitude or any other crime with respect to which imprisonment is a possible punishment, or the commission of an act of embezzlement or fraud against the Company or an Affiliate;

(iii)Violation in any material respect of any code or standard of conduct generally applicable to employees of the Company or an Affiliate after being advised in writing of such violation and being given a reasonable opportunity and period (as determined by the Company) to remedy such violation;

(iv)Dishonesty of the Participant with respect to the Company, or breach of a fiduciary duty owed to the Company; or

(v)The willful engaging by the Participant in conduct that is reasonably likely to result, in the good faith judgment of the Company, in material injury to the Company, monetarily, reputationally or otherwise.

The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.  Notwithstanding the foregoing, with respect to any director, a determination that the director has engaged in conduct that is covered by the definition of Cause shall be made by a majority of the disinterested Board members.

(h)Change in Control.  A Change in Control shall occur if, after the Date of Grant of an Award: (i) any person, including a “group” as defined in Section 13(d)(3) of the Act, becomes the owner or beneficial owner of securities of the Company having fifty percent (50%) or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of the Company’s directors other than a result of an issuance of securities initiated by the Company, or open market purchases approved by the Board, as long as the majority of the Board approving the purchases is a majority at the time the purchases are made; (ii) as the direct or indirect result of, or in connection with, a tender or exchange offer, a merger or other business combination, a sale of assets, a contested election of directors, or any combination of these events, the persons who were directors of the Company before such events cease to constitute a majority of the Company’s Board, or any successor’s board, within the twelve (12) month period of the last of such transactions; or (iii) the Company sells to an unaffiliated third party at least forty percent (40%) of the gross fair market value of the assets of the Company or securities of the Company having fifty (50%) or more of the combined voting power of the then outstanding Company securities that may be cast for the election of the Company’s directors. For purposes of this Agreement, a Change in Control occurs on the date on which an event described in clause (i), (ii) or (iii) of the preceding sentence occurs.  If a Change in Control occurs on account of a series of transactions or events, the Change in Control occurs on the date of the last of such transactions or events.

(i)Code.  The Internal Revenue Code of 1986, as amended.  Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

(j)Committee.  The Committee appointed by the Board of Directors to administer the Plan pursuant to Section 15 of the Plan, or if no such Committee has been appointed, the Board.

(k)Company.  Bay Banks of Virginia, Inc., a Virginia corporation.

(l)Company Stock. Common stock of the Company.  If the par value of the Company Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section 12) the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(m)Consultant.  A person or entity rendering consulting or advisory services to the Company or an Affiliate who is not an “employee” for purposes of employment tax withholding under the Code or a director of the Company or an Affiliate.

(n)Date of Grant.  The effective date of an Award granted by the Committee.

(o)Disability or Disabled.  As to an Incentive Stock Option, a Disability within the meaning of Section 22(e)(3) of the Code.  As to all other Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

(p)Fair Market Value.

(i)If the Company Stock is listed on any established stock exchange or quoted on any established stock market system (including the OTC Bulletin Board or OTC Markets Group), Fair Market Value shall be the closing price for the Company Stock on the date as of which Fair Market Value is determined for any purpose under the Plan (or if no trades were reported the closing price on the immediately preceding date on which the Company Stock was traded) as reported by such exchange or stock market system or such other source as the Committee deems reliable; provided, however, the Committee may elect to use, subject to applicable requirements of the Code and Treasury Regulations, the average closing price over a designated number of up to thirty (30) consecutive days to determine the Fair Market Value if the daily volume of trading in the Company Stock is not, in the sole discretion of the Committee, sufficient to be a reliable indicator of Fair Market Value.

(ii)If the Company Stock is not then listed on any established stock exchange or quoted on any established stock market system (including the OTC Bulletin Board or OTC Markets Group) or if, in the opinion of the Committee, the method set forth in (i) is otherwise inapplicable or inappropriate for any reason, Fair Market Value shall be the fair market value of a share of Company Stock as determined pursuant to a reasonable application of a reasonable method adopted by the Committee in good faith for such purpose, which shall be conclusive and binding on all persons; provided, however, that the Fair Market Value of Company Stock subject to an Incentive Stock Option shall be determined in good faith within the meaning of Treasury Regulation § 1.422-2(e)(2) and the Fair Market Value of Company Stock subject to a Nonstatutory Stock Option or a Stock Appreciation Right shall be determined in accordance with Treasury Regulation § 1.409A-1(b)(5)(iv).

(q)Good Reason.  If the Participant is a party to an employment agreement,  change in control employment agreement, or other services agreement with the Company or an Affiliate and such agreement provides for a definition of Good Reason, the definition contained in the agreement.  If no such agreement exists or if such agreement does not define Good Reason, the definition of Good Reason contained in the Award Agreement.  In all other cases, Good Reason shall mean the occurrence of one or more of the following without the Participant’s express written consent, which circumstances are not remedied by the Company within thirty (30) days of its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within ninety (90) days of the Participant’s knowledge of the applicable circumstances): (i) any material, adverse change in the Participant’s duties, responsibilities, authority, title, status or reporting structure; (ii) a material reduction in the Participant’s base salary or bonus opportunity unless any such base salary or bonus opportunity reduction is proportionate to reductions in base salaries or bonus opportunities of other similarly situated employees of the Company; or (iii) a geographical relocation of the Participant’s principal office location by more than fifty (50) miles.

(r)Incentive Stock Option.  An Option intended to meet the requirements of, and that qualifies for, favorable federal income tax treatment under, Section 422 of the Code, and is so designated.

(s)Nonstatutory Stock Option.  An Option that does not meet the requirements of Section 422 of the Code, or that is otherwise not intended to be an Incentive Stock Option.

(t)Option.  A right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

(u)Participant.  Any eligible Award recipient who is granted an Award under the Plan.

(v)Performance Award.  An Award for which exercise, full enjoyment or receipt thereof by the Participant is contingent on satisfaction or achievement of a performance objective. The terms and conditions of each Performance Award, including the performance objective and performance period, shall be set forth in the applicable Award Agreement with the Participant or in a subplan of the Plan which is incorporated by reference into the Award Agreement.

(w)Plan.  The Bay Banks of Virginia, Inc. 2020 Stock Incentive Plan.

(x)Restricted Stock.  Company Stock awarded upon the terms and subject to the restrictions set forth in Section 6.

(y)Restricted Stock Unit.  An Award, designated as a Restricted Stock Unit under the Plan, that represents the right to receive Company Stock and/or cash in lieu thereof upon the terms and subject to the restrictions set forth in Section 7 and which, unless otherwise expressly provided, is valued by reference to the Fair Market Value of a share of Company Stock.

(z)Rule 16b-3.  Rule 16b-3 promulgated under the Act, including any corresponding subsequent rule or any amendments to Rule 16b-3 enacted after the effective date of the Plan.

(aa)Stock Award.  Company Stock awarded upon the terms and subject to the restrictions set forth in Section 8.

(bb)10% Shareholder.  A person who owns, directly or indirectly and within the meaning of Section 422 or 424 of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company.  Indirect ownership of stock shall be determined in accordance with Section 424(d) of the Code.

3.Shares Subject to the Plan.

(a)Subject to adjustment as provided in Section 12 of the Plan, a total of 625,000 shares of Company Stock may be issued pursuant to Awards under the Plan.  Subject to adjustment as provided in Section 12, no more than an aggregate of 625,000 shares of Company Stock may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan (including shares issued pursuant to the exercise of Incentive Stock Options that are the subject to disqualifying dispositions within in the meaning of Sections 421 and 422 of the Code).

(b)Any shares of Company Stock subject to an Award that is canceled, forfeited or expires prior to exercise, vesting or settlement, either in full or in part, shall again become available for issuance under the Plan; provided that shares subject to an Award shall not again be made available for issuance or delivery under the Plan if such shares are tendered or withheld in payment of an Option exercise price or to satisfy any amount of tax withholding with respect to the Award.

(c)The maximum number of shares of Company Stock with respect to which Awards may be granted in any calendar year to any Participant shall not exceed 50,000 shares in the aggregate.  If an Award is to be settled in cash, the number of shares of Company Stock on which the Award is based shall count toward the individual share limit set forth in this Section 3(c).

(d)Notwithstanding anything in the Plan to the contrary, the maximum number of shares of Company Stock with respect to which Awards may be granted in any calendar year to any non-employee director of the Company or an Affiliate shall not exceed 10,000 shares.  If an Award is to be settled in cash, the number of shares of Company Stock on which the Award is based shall count toward the individual share limit set forth in this Section 3(d).

4.Stock Options.

(a)Option Grant.  Whenever the Committee deems it appropriate to grant Options, an Award Agreement shall be given to the Participant stating the number of shares for which Options are granted, the exercise price per share, whether the options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject.  The Award Agreement shall set forth all restrictions on disposition and transfer applicable to the Option shares.  Incentive Stock Options may be granted to employees of the Company or an Affiliate.  Non-employee directors and Consultants shall not be eligible to receive Incentive Stock Options.  No Option (or portion thereof) that is intended to be an Incentive Stock Option shall be invalid for failure to so qualify, but instead such Option (or portion thereof) shall constitute a Nonstatutory Stock Option.

(b)Exercise Price; No Option Repricing.  The Committee shall establish the exercise price of Options.  The exercise price of an Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant, provided that if the Participant is a 10% Shareholder, the exercise price of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of such shares on the Date of Grant.  Notwithstanding any provision of the Plan to the contrary, neither the Committee nor the Board shall have the right or authority to amend or modify the exercise price of any outstanding Option, or to cancel an outstanding Option, at a time when the exercise price of the Option is greater than the Fair Market Value of a share of Company Stock in exchange for cash, another Award, or other securities, except in connection with a change in capital structure or corporate transaction involving the Company in accordance with Section 12 or Section 14, respectively.

(c)Term.  The Committee shall establish the term of each Option in the Participant’s Award Agreement.  The term of an Option shall not be longer than ten (10) years from the Date of Grant, except that an Incentive Stock Option granted to a 10% Shareholder shall not have a term in excess of five (5) years.  No Option may be exercised after the expiration of its term or, except as set forth in the Participant’s Award Agreement, after the termination of the Participant’s employment with the Company and/or its Affiliates.

(d)Time of Exercise.

(i)During Participant’s Employment or Service.  Options may be exercised during their terms in whole or in part at such times as may be specified by the Committee in the Participant’s Award Agreement.  The Committee may impose such vesting conditions and other requirements as the Committee deems appropriate.

(ii)After Participant’s Termination of Employment or Service.  The Committee shall set forth in the Participant’s Award Agreement when, and under what circumstances, an Option may be exercised after termination of the Participant’s employment or period of service; provided that no Incentive Stock Option may be exercised after the earlier of (a) (i) three (3) months from the Participant’s termination of employment with the Company for reasons other than Disability or death, or (ii) one (1) year from the Participant’s termination of employment on account of Disability or death; or (b) the expiration of the Option’s term.  The Award Agreement may provide for various conditions with respect to the exercise of the Option after termination of employment, including, but not limited to, compliance with noncompetition and confidentiality covenants.

(iii)After Participant’s Death.  If a Participant dies and if the Participant’s Award Agreement provides that part or all of the Option may be exercised after the Participant’s death, then such portion may be exercised by the executor or administrator of the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death during the time period specified in the Award Agreement, but not later than the expiration of the Option’s term.

The Committee may, in its sole discretion, amend a previously granted Incentive Stock Option to provide for more liberal exercise provisions, provided, however, that if the Incentive Stock Option as amended no longer meets the requirements of Section 422 of the Code, and, as a result the Option no longer qualifies for favorable federal income tax treatment under Section 422 of the Code, the amendment shall not become effective without the written consent of the Participant.

(e)Limit on Exercise of Incentive Stock Options.  An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”).  Incentive Stock Options granted under the Plan and all other plans of the Company and its Affiliates shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded.  The Board may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met.  If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

5.Method of Exercise of Options.

(a)Exercise.  Options may be exercised by giving written notice of the exercise to the Company, stating the Option being exercised and the number of shares the Participant has elected to purchase under the Option.

(b)Payment.  In no event shall any shares be issued pursuant to the exercise of an Option until the Participant has made full payment for the shares of Company Stock (including payment of the exercise price and any Applicable Withholding Taxes).  Company Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows, provided that the Committee may impose such limitations and restrictions on payments with shares of Company Stock (including without limitation by “net share exercise”) as the Committee, in its discretion, deems advisable:

(i)in cash or by check, payable to the order of the Company;

(ii)by delivery of Company Stock that the Participant has previously acquired and owned (valued at Fair Market Value on the date of exercise), provided that such method of payment is then permitted under applicable law and the Company Stock was owned by the Participant for such period of time, if any, required to avoid a charge to earnings for financial accounting purposes;

(iii)if provided in an Award Agreement, by withholding and retention by the Company of sufficient shares of Company Stock issuable in connection with the exercise to cover the exercise price (a “net share exercise”) for an option not intended to be an Incentive Stock Option and, if required by the Committee, Applicable Withholding Taxes;

(iv)by delivery of a properly executed exercise notice together with irrevocable instructions to a creditworthy broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the Committee, Applicable Withholding Taxes; or

(v)by any combination of the above permitted forms of payment.

(c)Delivery of Shares.  The Company may place on any certificate representing Company Stock issued upon the exercise of an Option (or equivalent book-entry share) any legend deemed desirable by the Company’s counsel to comply with federal or state securities laws.  The Company may require of the Participant a customary indication of his or her investment intent.  A Participant shall not possess shareholder rights with respect to shares acquired upon the exercise of an Option until the Participant has made any required payment, including payment of Applicable Withholding Taxes, and the Company has issued a certificate (or made an equivalent book-entry notation in the records of the Company’s stock transfer agent) for the shares of Company Stock acquired.

(d)Disqualifying Disposition.  If a Participant disposes of shares acquired upon exercise of an Incentive Stock Option within two (2) years from the date the Option is granted or within one (1) year after the issuance of such shares to the Participant, the Participant shall notify the Company of such disposition and provide information regarding the date of disposition, sale price, number of shares disposed of, and any other information relating thereto that the Company may reasonably request.

6.Restricted Stock Awards.

(a)Grant.  Whenever the Committee deems it appropriate to grant a Restricted Stock Award, an Award Agreement shall be given to the Participant stating the number of shares of Restricted Stock for which the Award is granted, the Date of Grant, and the terms and conditions to which the Award is subject.  Certificates representing the shares shall be issued (or an equivalent book-entry notation shall be made in the records of the Company’s transfer agent) in the name of the Participant, subject to the restrictions imposed by the Plan and the Committee.  Alternatively, the Committee may determine that the Restricted Stock shall be held by the Company rather than delivered to the Participant pending the release of the applicable restrictions.  A Restricted Stock Award may be made by the Committee in its discretion without cash consideration.

(b)Restrictions on Transferability and Vesting.  The Committee may place such restrictions on the transferability and vesting of Restricted Stock as the Committee deems appropriate, including restrictions relating to continued service and/or achievement of performance objectives.  Restricted Stock may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered until the restrictions on such shares shall have lapsed or shall have been removed pursuant to subsection (c) below.

(c)Lapse of Restrictions on Transferability.  The Committee shall establish as to each Restricted Stock Award the terms and conditions upon which the restrictions on transferability set forth in paragraph (b) above shall lapse.  Such terms and conditions may include, without limitation, the passage of time, the meeting of performance objectives, the lapsing of such restrictions as a result of the Disability or death of the Participant, the occurrence of a Change in Control, or certain terminations of employment in connection with a Change in Control or otherwise.

(d)Rights of the Participant and Restrictions.  A Participant shall hold shares of Restricted Stock subject to the restrictions set forth in the Award Agreement and in the Plan.  In other respects, unless otherwise provided in the Award Agreement, the Participant shall have all the rights of a shareholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote such shares and the right to receive all cash dividends and other distributions paid thereon; provided that the Award Agreement shall provide that any cash dividends and stock dividends with respect to Restricted Stock shall be withheld by the Company for the Participant’s account unless and until the underlying shares of Restricted Stock vest. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Company Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.  To the extent stock certificates are delivered to the Participant, the certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant’s Award Agreement.

7.Restricted Stock Unit Awards.

(a)Grant.  Whenever the Committee deems it appropriate to grant a Restricted Stock Unit Award, an Award Agreement shall be given to the Participant stating the number of Restricted Stock Units in the Award, the Date of Grant, and the terms and conditions to which the Award is subject.  No shares of Company Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such award.  A Restricted Stock Unit Award may be made by the Committee in its discretion without cash consideration.

(b)Restrictions on Vesting.  The Committee may place such restrictions on the vesting and settlement of Restricted Stock Units as the Committee deems appropriate, including restrictions relating to continued employment or service and/or achievement of performance objectives.  Restricted Stock Units may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered.

(c)Rights of the Participant.  A Participant shall have no voting rights with respect to Restricted Stock Units.  At the discretion of the Committee, to the extent set forth in the Award Agreement each Restricted Stock Unit (representing one share of Company Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Company Stock.  Dividends credited to a Participant’s account and attributable to any particular Restricted Stock Unit shall be distributed in cash or, at the discretion of the Committee, in shares of Company Stock having a Fair Market Value equal to the amount of such accumulated dividends to the Participant upon settlement of such Restricted Stock Unit.  If such Restricted Stock Unit is forfeited, the Participant shall have no right to such accumulated dividends.

(d)Settlement.  Unless otherwise provided in the Award Agreement, a Participant’s Restricted Stock Units which vest shall be immediately settled by the issuance and delivery to the Participant of one share of Company Stock for each vested Restricted Stock Unit or the payment of cash in an amount equal to the number of shares for which the Restricted Stock Unit vested multiplied by the Fair Market Value of a share of Company Stock on the vesting date, or a combination thereof as determined by the Committee.

8.Stock Awards.  Whenever the Committee deems it appropriate to grant a Stock Award, such Stock Award may be granted and, if desired by the Committee, an Award Agreement shall be given to the Participant stating the number of shares of unrestricted Company Stock for which the Award is granted, the Date of Grant, and the terms and conditions to which the Award is subject, if any. Certificates representing the shares shall be issued (or an equivalent book-entry notation shall be made in the records of the Company’s transfer agent) in the name of the Participant, subject to any terms imposed by the Plan and the Committee, as soon as practicable after the Date of Grant.  A Stock Award may be made by the Committee in its discretion without cash consideration and may be granted as settlement of a Performance Award.

9.Applicable Withholding Taxes.  Each Participant shall agree, as a condition of receiving an Award, to pay to the Company or the Affiliate, or make arrangements satisfactory to the Company or the Affiliate regarding the payment of, all Applicable Withholding Taxes with respect to the Award.  Until the Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company or the Affiliate have been made, no stock certificates or book-entry shares (or, in the case of Restricted Stock, Restricted Stock Units and Stock Awards, no stock certificates or book-entry shares free of a restrictive legend) shall be issued to the Participant.  As an alternative to making a cash payment to the Company or the Affiliate to satisfy Applicable Withholding Tax obligations, the Committee may establish procedures permitting the Participant to elect to (a) deliver shares of already owned Company Stock or (b) have the Company retain that number of shares of Company Stock from the shares otherwise deliverable under the Award, in either case with respect to which the Company has a statutory obligation to withhold taxes, up to the maximum tax rate applicable to the Participant, as determined by the Committee.  Any such election shall be made only in accordance with procedures established by the Committee to avoid a charge to earnings for financial accounting purposes and in accordance with Rule 16b-3.

10.Nontransferability of Awards.

(a)General Rule.  In general, Awards, by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution or except as described below.  Incentive Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant.

(b)Limited Transferability.  Notwithstanding the provisions of Section 10(a) and subject to federal and state securities laws, the Committee may on a case-by-case basis grant or amend Nonstatutory Stock Options that permit a Participant to transfer the Options to one or more immediate family members, to a trust for the benefit of immediate family members, or to a partnership, limited liability company, or other entity the only partners, members, or interest-holders of which are among the Participant’s immediate family members.  Consideration may not be paid for the transfer of Options.  The transferee of an Option shall be subject to all conditions applicable to the Option prior to its transfer.  The agreement granting the Option shall set forth the transfer conditions and restrictions.  The Committee may impose on any transferable Option and on stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate in its sole discretion.

11.Duration, Amendment or Modification of the Plan.

(a)Duration.  If not sooner terminated by the Board, the Plan shall terminate at the close of business on April 22, 2030.  Awards outstanding on the date of such termination shall remain valid in accordance with their terms.

(b)Amendment and Modification.  The Board may at any time terminate, suspend, amend or modify the Plan.  Any such amendment or modification may be without shareholder approval, except to the extent that such shareholder approval is required by the Code, pursuant to the rules under Section 16 of the Act, by any national securities exchange or system on which shares of Company Stock is then listed or quoted, by any regulatory body having jurisdiction with respect thereto, or under any other applicable laws, rules or regulations.  Awards outstanding on the date of such action shall remain valid in accordance with their terms.

(c)Amendments to Awards.  Subject to the terms and provisions and within the limitations of the Plan, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any outstanding Award on either a  prospective or retroactive basis; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or other holder of an outstanding Award shall not be effective without the consent of the affected Participant or holder.

12.Change in Capital Structure.

(a)Effect of Change in Capital Structure.  In the event of changes in the outstanding shares of Company Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, spin-off of a subsidiary, or other relevant change in capitalization occurring after the Date of Grant of any Award, the number and kind of shares of stock or securities of the Company to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the per Participant maximums provided for in Section

3, the exercise price of Options, and other relevant provisions shall be equitably adjusted by the Committee, whose determination shall be binding on all persons, as to the number, price or kind of consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award.  If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

(b)Authority.  Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.  The Committee shall make its determinations consistent with Rule 16b-3 and the applicable provisions of the Code.

13.Termination of Employment.  The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon the termination of employment of a Participant, and may provide such terms and conditions in the Award Agreement or in such rules and policies as it may prescribe.  If the terms of an Award provide that the Award will be exercisable, or become vested, or that payment will be made thereunder only if the Participant completes a stated period of employment or service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

14.Change in Control.

(a)Effect of a Change in Control of the Company.  In the event of a Change in Control of the Company, the Committee, as constituted before such Change in Control, shall provide for an outstanding Award to become fully vested, settled, and/or exercisable in the event the Award is not assumed, or new rights substituted therefore, by the acquiring or surviving corporation in such Change in Control; and shall cause any such assumption or substitution to provide that the assumed or substituted Award shall become fully, vested, settled, and/or exercisable in the event of an involuntary termination of employment without Cause or for Good Reason in connection with the Change in Control.  In addition, the Committee shall make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control and to retain the economic value of the Award.

(b)Successors.  The obligations of the Company under the Plan and any Award Agreements shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

15.Administration of the Plan.

(a)The Committee.  The Plan shall be administered by the Committee, which shall be appointed by the Board. The Committee shall consist of “independent” directors for purposes of any relevant stock exchange listing standards.  To the extent required by Rule 16b-3, all Awards shall be made by members of the Committee who are “Non-Employee Directors” as that term is defined in Rule 16b-3, or by the Board.  In the event the Board determines that a member of the Committee (or any applicable subcommittee) was not an “independent director” under applicable stock exchange listing standards, and/or was not a “non-employee director” as defined in Rule 16b-3, as applicable, on the Date of Grant, such determination shall not invalidate the Award and the Award shall remain valid in accordance with its terms.  Any authority granted to the Committee may also be exercised by the full Board.

(b)Authority of the Committee.  Subject to the express provisions of the Plan, the Committee shall have full and final authority to impose such limitations or conditions upon an Award as the Committee deems appropriate to achieve the objectives of the Award and the Plan.  Without limiting the foregoing and in addition to the powers set forth elsewhere in the Plan, the Committee shall have the power and complete discretion to determine: (i) which eligible persons shall receive an Award and the nature of the Award; (ii) the number of shares of Company Stock to be covered by each Award; (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options; (iv) the Fair Market Value of Company Stock; (v) the time or times when an Award shall be granted; (vi) whether an Award shall become vested over a period of time, according to a performance-based vesting schedule or otherwise, and when it shall be fully vested; (vii) the terms and conditions under which restrictions imposed upon an Award shall lapse; (viii) whether a Change in Control has occurred; (ix) factors relevant to the lapse of restrictions, vesting, exercise and settlement of Awards; (x) when Options may be exercised; (xi) whether to approve a Participant’s election with respect to Applicable Withholding Taxes; (xii) conditions relating to the length of time before disposition of Company Stock received in connection with an Award is permitted; (xiii) notice provisions relating to the sale of Company Stock acquired under the Plan; (xiv) the manner in which Section 24 of the Plan, “Minimum Vesting Provisions,” shall be implemented; and (xiv) any additional requirements relating to Awards that the Committee deems appropriate.

(c)Action by the Committee.  The Committee may adopt rules and regulations for carrying out the Plan.  The Committee shall have the express discretionary authority to construe and interpret the Plan and the Award Agreements, to resolve any ambiguities, to define any terms, and to make any other determinations required by the Plan or an Award Agreement.  The interpretation and construction of any provisions of the Plan or an Award Agreement by the Committee shall be final and conclusive.  The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(d)Delegation.  The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

16.Notice.  All notices and other communications required or permitted to be given under the Plan shall be in writing and shall be deemed to have been duly given if delivered personally, electronically, or mailed first class, postage prepaid, as follows: (a) if to the Company - at its principal business address to the attention of the Secretary; (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

17.Section 409A.  The Plan is intended to provide compensation that is exempt from or that complies with Code Section 409A and Treasury Regulations thereunder (“Section 409A”), and the Plan’s terms and the terms of any Award Agreement, including any definition in the Plan or any Award Agreement, shall be administered and construed in a manner that is compliant with or exempt from the application of Section 409A, as appropriate.  For purposes of Section 409A, each payment under the Plan shall be deemed to be a separate payment.

Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any payment is subject to Section 409A, if the Participant is a “specified employee” within the meaning of Section 409A as of the date of the Participant’s termination of employment and the Company determines, in good faith, that immediate payment of any amounts or benefits under the Plan would cause a violation of Section 409A, then any amounts or benefits payable under the Plan upon the Participant’s “separation from service” within the meaning of Section 409A which (i) are subject to the provisions of Section 409A; (ii) are not otherwise exempt from Section 409A; and (iii) would otherwise be payable during the first six-month period following such separation from service, shall be paid on the first business day next following the earlier of (1) the date that is six (6) months and one day following the Participant’s separation from service or (2) the date of the Participant’s death.

18.Tax Consequences.  Nothing in the Plan or an Award Agreement shall constitute a representation by the Company to a Participant regarding the tax consequences of any Award received by a Participant under the Plan.  Although the Company may endeavor to (i) qualify an Award for favorable federal tax treatment or (ii) avoid adverse tax treatment (e.g., under Section 409A), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable tax treatment.  The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

19.Clawback.  Notwithstanding any other provisions in the Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement (including but not limited to Section 954 of the Dodd-Frank Act), will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company or any Affiliate pursuant to any such law, government regulation or stock exchange listing requirement).  This Section 19 shall not limit the Company’s right to revoke or cancel an Award or take other action against a Participant for any other reason, including, but not limited to, misconduct.

20.Interpretation and Governing Law.  The terms of the Plan and Awards granted pursuant to the Plan shall be governed, construed and administered in accordance with the laws of the Commonwealth of Virginia, excluding any choice of law rules or principles that might otherwise refer construction or interpretation of any provision of the Plan or an Agreement to the substantive law of another jurisdiction.  The Plan and Awards are subject to all present and future applicable provisions of the Code and, to the extent applicable, they are subject to all present and future rulings of the Securities and Exchange Commission with respect to Rule 16b-3.  If any provision of the Plan or an Award conflicts with any such Code provision or ruling, the Committee shall cause the Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of the Plan or the Award shall be void and of no effect.

21.Banking, Statutory and Regulatory Provisions.  The Plan and all Awards granted under the Plan shall be subject to any condition, limitation, or prohibition under any Virginia or federal statutory or regulatory policy or rule to which the Company or an Affiliate is subject.

22.No Employment or Other Service Rights.  Nothing in the Plan or any instrument executed or Award granted under the Plan shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an employee with or without notice and with or without Cause, (ii) the service of a director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of Virginia in the case of the Company or the corporate law of the jurisdiction in which an Affiliate is incorporated, as the case may be, or (iii) the service of a Consultant for any reason at any time.  Further, the grant of an Award shall not obligate the Company or any Affiliate to pay an employee any particular amount of remuneration or to make further grants to the employee at any time thereafter.

23.Forfeiture Events.  The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award.  Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, termination of the Participant’s employment or service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.  In addition, if a Participant’s employment or service is terminated for Cause, then as of the date of the misconduct, any Option held by the Participant shall terminate, and any unvested Restricted Stock and Restricted Stock Units held by the Participant shall be forfeited.

24.Minimum Vesting Provisions.  Notwithstanding any other provision of the Plan, Awards shall have a minimum vesting/exercise schedule of at least one (1) year (subject to earlier vesting/exercisability solely in the event of death, Disability or as provided in Section 14 in connection with a Change in Control), except that a shorter vesting/exercise schedule may apply to (i) Awards granted to non-employee members of the Board of the board of directors of an Affiliate as a fee or retainer for service, including annual or other grants made pursuant to a director compensation policy or arrangement; and (ii) other Awards for not more than 10% of the shares of Company Stock authorized for issuance under the Plan.

25.Deferral of Awards.  The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of shares of Company Stock or other consideration under an Award.  The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

26.Non-Uniform Treatment.  The Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

27.Beneficiary Designation.  A Participant may designate a beneficiary to receive any Options that may be exercised after death or to receive any other Award that may be paid after his death, as provided for in the Award Agreement.  Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee (or its delegee).  In the event that the designated beneficiary dies prior to the Participant, or in the event that no beneficiary has been designated, any Awards that may be exercised or paid following the Participant’s death shall be transferred or paid in accordance with the Participant’s will or the laws of descent and distribution.

28.Creditors.  The interests of any Participant under the Plan or any Award Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.

29.Unfunded Status of the Plan.  The Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.   Vote by Internet or Telephone -QUIC K ... EAS Y  IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail   BAY BANKS  OF VIRGINIA, INC.    Your phone or Internet vote authorizes the named  proxies to vote your shares in the same manner  as if you marked, signed and returned your proxy  card. Votes submitted electronically over the  Internet or by telephone must be received by   11:59 p.m., Eastern Time, on June 14, 2020.  INTERNET/MOBILE –  www.cstproxyvote.com   Use the Internet to vote your proxy.  Have your proxy card available when  you access the above website. Follow  the prompts to vote your shares.    PHONE – 1 (866) 894-0536  Use a touch-tone telephone to vote  your proxy. Have your proxy card available  when you call. Follow the voting  instructions to vote your shares.    MAIL – Mark, sign and date your proxy PLEASE DO NOT RETURN THE PROXY CARD IF YOU   card and return it in the postage-paid  ARE VOTING ELECTRONICALLY OR BY PHONE.   envelope provided.   . FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED .  PROXY   Please mark  your votesTHIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, like this X  WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4.  THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED IN PROPOSAL 1  AND “FOR” PROPOSALS 2, 3 AND 4.   FOR AGAINST ABSTAIN   1. To elect four (4) Class I directors to serve until  2. To approve, on a non-binding advisory  the 2023 meeting.  basis, the Company’s named executive  officer compensation as described in   Class I   the Company’s 2020 proxy statement.   FOR all WITHHOLD AUTHORITY   (1) Richard A. Farmer, III Nominees to vote (except as marked to  FOR AGAINST ABSTAIN   listed to the the contrary for all nominees 3. To ratify the appointment of Dixon  (2) Randal R. Greene left listed to the left)  Hughes Goodman LLP as the   Company’s independent registered  public accounting firm for the year   (3) John C. Hodges  (4) C. Frank Scott, III  ending December 31, 2020.   FOR AGAINST ABSTAIN   4. To approve the Bay Banks of Virginia,  (Instruction: To withhold authority to vote for any individual Inc. 2020 Stock Incentive Plan.  nominee, strike a line through that nominee’s name in the list  above)  CONTROL NUMBER    Signature_____________________________________Signature, if held jointly_____________________________________Date_____________, 2020  Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee,  guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials forthe Annual Meeting of Stockholders to be held June 15, 2020   The proxy statement and our 2019 Annual Report on Form 10-Kare available at http://www.baybanks.com.   . FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED .   PROXY  THIS PR OXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS    BAY BANKS OF VIRGINIA, INC.    The undersigned appoints Julien G. Patterson and Elizabeth H. Crowther, and each of  them, as proxies, each with the power to appoint his/her substitute, and authorizes each of them  to represent and to vote, as designated on the reverse hereof, all of the shares of common stock  of Bay Banks of Virginia, Inc. held of record by the undersigned at the close of business on  April 20, 2020 at the Annual Meeting of Stockholders of Bay Banks of Virginia, Inc. to be held on  June 15, 2020, or at any adjournment thereof.   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY  INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE NOMINEES TO  THE BOARD OF DIRECTORS LISTED IN PROPOSAL 1 AND IN FAVOR OF PROPOSALS 2, 3 AND 4,  AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN  ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.   (Continued, and to be marked, dated and signed, on the other side)